                                                                   Exhibit 10.2C

                                                                [EXECUTION COPY]
                                  $200,000,000

                            364-DAY CREDIT AGREEMENT

                          Dated as of October 20, 1999

                                      among

                             LANIER WORLDWIDE, INC.,
                                 as the Company,

                            the SUBSIDIARY BORROWERS,

                       THE INSTITUTIONS FROM TIME TO TIME
                           PARTIES HERETO AS LENDERS,

                               ABN AMRO BANK N.V.,
                             as Administrative Agent

                             SUNTRUST BANK, ATLANTA,
                              as Syndication Agent,

                                       and

                               WACHOVIA BANK N.A.,
                             as Documentation Agent,


                                   Arranged By

                               ABN AMRO BANK N.V.,
                        as Lead Arranger and Book Runner,

                   SUNTRUST EQUITABLE SECURITIES CORPORATION,
                        as Lead Arranger and Book Runner,

                                       and

                           WACHOVIA SECURITIES, INC.,
                               as Co-Lead Arranger

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                                TABLE OF CONTENTS
                                -----------------

SECTION                                                                                                        PAGE
-------                                                                                                        ----

ARTICLE I:  DEFINITIONS...........................................................................................2

   1.1   CERTAIN DEFINED TERMS....................................................................................2
   1.2   REFERENCES...............................................................................................2

ARTICLE II:  REVOLVING LOAN FACILITIES............................................................................2

   2.1   REVOLVING LOANS..........................................................................................2
   2.2   (RESERVED)...............................................................................................2
   2.3   (RESERVED)...............................................................................................2
   2.4   RATE OPTIONS FOR ALL ADVANCES; MAXIMUM INTEREST PERIODS..................................................2
   2.5   OPTIONAL PAYMENTS; MANDATORY PREPAYMENTS.................................................................2
   2.6   REDUCTIONS IN COMMITMENTS................................................................................2
   2.7   METHOD OF BORROWING......................................................................................2
   2.8   METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR ADVANCES..............................................2
   2.9   MINIMUM AMOUNT OF EACH ADVANCE...........................................................................2
   2.10  METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR CONVERSION AND........................................2
   2.11  DEFAULT RATE.............................................................................................2
   2.12  METHOD OF PAYMENT........................................................................................2
   2.13  EVIDENCE OF DEBT.........................................................................................2
   2.14  TELEPHONIC NOTICES.......................................................................................2
   2.15  PROMISE TO PAY; INTEREST AND FEES; INTEREST PAYMENT DATES; INTEREST AND..................................2
   2.16  NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND AGGREGATE......................................2
   2.17  LENDING INSTALLATIONS....................................................................................2
   2.18  NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT.........................................................2
   2.19  TERMINATION DATE.........................................................................................2
   2.20  REPLACEMENT OF CERTAIN LENDERS...........................................................................2
   2.21  ALTERNATE CURRENCY LOANS.................................................................................2
   2.22  JUDGMENT CURRENCY........................................................................................2
   2.23  (RESERVE)................................................................................................2
   2.24  SUBSIDIARY BORROWERS.....................................................................................2

ARTICLE III: THE LETTER OF CREDIT FACILITY........................................................................2


ARTICLE IV:  CHANGE IN CIRCUMSTANCES..............................................................................2

   4.1   YIELD PROTECTION.........................................................................................2
   4.2   CHANGES IN CAPITAL ADEQUACY REGULATIONS..................................................................2
   4.3   AVAILABILITY OF TYPES OF ADVANCES........................................................................2
   4.4   FUNDING INDEMNIFICATION..................................................................................2
   4.5   LENDER STATEMENTS; SURVIVAL OF INDEMNITY.................................................................2

ARTICLE V:  CONDITIONS PRECEDENT..................................................................................2

   5.1   INITIAL ADVANCES.........................................................................................2
   5.2   INITIAL ADVANCE TO EACH NEW SUBSIDIARY BORROWER..........................................................2
   5.3   EACH ADVANCE AND EACH CONVERSION OR CONTINUATION OF AN ADVANCE...........................................2

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES.......................................................................2

   6.1   ORGANIZATION; CORPORATE POWERS...........................................................................2
   6.2   AUTHORIZATION AND VALIDITY...............................................................................2
   6.3   NO CONFLICT; GOVERNMENT CONSENT..........................................................................2
   6.4   FINANCIAL STATEMENTS.....................................................................................2
   6.5   MATERIAL ADVERSE CHANGE..................................................................................2

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
   6.6   TAXES....................................................................................................2
   6.7   LITIGATION AND CONTINGENT OBLIGATIONS....................................................................2
   6.8   SUBSIDIARIES.............................................................................................2
   6.9   ERISA....................................................................................................2
   6.10  ACCURACY OF INFORMATION..................................................................................2
   6.11  REGULATION U.............................................................................................2
   6.12  MATERIAL AGREEMENTS......................................................................................2
   6.13  COMPLIANCE WITH LAWS.....................................................................................2
   6.14  OWNERSHIP OF PROPERTIES..................................................................................2
   6.15  STATUTORY INDEBTEDNESS RESTRICTIONS......................................................................2
   6.16  ENVIRONMENTAL MATTERS....................................................................................2
   6.17  INSURANCE................................................................................................2
   6.18  LABOR MATTERS............................................................................................2
   6.19  SOLVENCY.................................................................................................2
   6.20  YEAR 2000 ISSUES.........................................................................................2
   6.21  DEFAULT..................................................................................................2
   6.22  REPRESENTATIONS AND WARRANTIES OF EACH SUBSIDIARY BORROWER...............................................2
   6.23  FOREIGN EMPLOYEE BENEFIT MATTERS.........................................................................2

ARTICLE VII :  COVENANTS..........................................................................................2

   7.1   REPORTING................................................................................................2
   7.2   AFFIRMATIVE COVENANTS....................................................................................2
   7.3   NEGATIVE COVENANTS.......................................................................................2
   7.4   FINANCIAL COVENANTS......................................................................................2

ARTICLE VIII:  DEFAULTS...........................................................................................2

   8.1   DEFAULTS.................................................................................................2

ARTICLE IX:  ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND REMEDIES...................................2

   9.1   TERMINATION OF REVOLVING LOAN COMMITMENTS; ACCELERATION..................................................2
   9.2   AMENDMENTS...............................................................................................2
   9.3   PRESERVATION OF RIGHTS...................................................................................2

ARTICLE X:  GUARANTY..............................................................................................2

   10.1  GUARANTY.................................................................................................2
   10.2  WAIVERS..................................................................................................2
   10.3  GUARANTY ABSOLUTE........................................................................................2
   10.4  ACCELERATION.............................................................................................2
   10.5  MARSHALING; REINSTATEMENT................................................................................2
   10.6  SUBROGATION..............................................................................................2
   10.7  TERMINATION DATE.........................................................................................2

ARTICLE XI:  GENERAL PROVISIONS...................................................................................2

   11.1  SURVIVAL OF REPRESENTATIONS..............................................................................2
   11.2  GOVERNMENTAL REGULATION..................................................................................2
   11.3  HEADINGS.................................................................................................2
   11.4  ENTIRE AGREEMENT.........................................................................................2
   11.5  SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT..........................................................2
   11.6  EXPENSES; INDEMNIFICATION................................................................................2
   11.7  NUMBERS OF DOCUMENTS.....................................................................................2
   11.8  ACCOUNTING...............................................................................................2
   11.9  SEVERABILITY OF PROVISIONS...............................................................................2
   11.10 NONLIABILITY OF LENDERS..................................................................................2
   11.11 GOVERNING LAW............................................................................................2
   11.12 CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL..................................................2

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
   11.13 OTHER TRANSACTIONS.......................................................................................2

ARTICLE XII:  THE ADMINISTRATIVE AGENT............................................................................2

   12.1  APPOINTMENT; NATURE OF RELATIONSHIP......................................................................2
   12.2  POWERS...................................................................................................2
   12.3  GENERAL IMMUNITY.........................................................................................2
   12.4  NO RESPONSIBILITY FOR LOANS, CREDITWORTHINESS, RECITALS, ETC.............................................2
   12.5  ACTION ON INSTRUCTIONS OF LENDERS........................................................................2
   12.6  EMPLOYMENT OF AGENTS AND COUNSEL.........................................................................2
   12.7  RELIANCE ON DOCUMENTS; COUNSEL...........................................................................2
   12.8  THE ADMINISTRATIVE AGENT'S, ISSUING BANKS', SWING LINE BANKS' AND ALTERNATE CURRENCY BANKS' REIMBURSEMENT
   AND INDEMNIFICATION............................................................................................2
   12.9  RIGHTS AS A LENDER.......................................................................................2
   12.10 LENDER CREDIT DECISION...................................................................................2
   12.11 SUCCESSOR ADMINISTRATIVE AGENT...........................................................................2
   12.12 NO DUTIES IMPOSED UPON SYNDICATION AGENT, DOCUMENTATION AGENT OR LEAD ARRANGERS..........................2
   12.13 COLLATERAL AGENT.........................................................................................2

ARTICLE XIII:  SETOFF; RATABLE PAYMENTS...........................................................................2

   13.1  SETOFF...................................................................................................2
   13.2  RATABLE PAYMENTS.........................................................................................2
   13.3  APPLICATION OF PAYMENTS..................................................................................2
   13.4  RELATIONS AMONG LENDERS..................................................................................2

ARTICLE XIV:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS...................................................2

   14.1  SUCCESSORS AND ASSIGNS...................................................................................2
   14.2  PARTICIPATIONS...........................................................................................2
   14.3  ASSIGNMENTS..............................................................................................2
   14.4  CONFIDENTIALITY..........................................................................................2
   14.5  DISSEMINATION OF INFORMATION.............................................................................2

ARTICLE XV:  NOTICES..............................................................................................2

   15.1  GIVING NOTICE............................................................................................2
   15.2  CHANGE OF ADDRESS........................................................................................2
   15.3  AUTHORITY OF COMPANY.....................................................................................2

ARTICLE XVI:  COUNTERPARTS........................................................................................2

                             EXHIBITS AND SCHEDULES

                                    EXHIBITS
                                    --------


EXHIBIT A                  --       Loan Commitments
                                    (Definitions)

EXHIBIT B                  --       Form of Borrowing/Conversion/Continuation
                                    Notice (Section 2.3 and Section 2.8 and
                                    Section 2.10)

EXHIBIT C                  --       [Reserved]

EXHIBIT D                  --       Form of Assignment and Acceptance Agreement
                                    (Sections 2.20 and 14.3)

EXHIBIT E                  --       Form of Officer's Certificate
                                    (Section 7.1(A)(iii))

EXHIBIT F                  --       Form of Compliance Certificate
                                    (Section 7.1(A)(iii))

EXHIBIT G-1                --       Form of Guaranty
                                    (Definitions)

EXHIBIT G-2                --       Form of Subordination Agreement
                                    (Definitions)

EXHIBIT H                  --       Form of Revolving Loan Note (If Requested)

EXHIBIT I                  --       Form of Assumption Letter


                                    SCHEDULES
                                    ---------


Schedule 1.1.1             --       Permitted Existing Contingent Obligations
                                    (Definitions)

Schedule 1.1.2             --       Permitted Existing Indebtedness
                                    (Definitions)

Schedule 1.1.3             --       Permitted Existing Liens (Definitions)

Schedule 6.8               --       Subsidiaries (Section 6.8)

Schedule 7.2               --       Subsidiaries Subject to Stock Pledge
                                    (Section 7.2(N))

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




                            364-DAY CREDIT AGREEMENT

         This 364-DAY CREDIT AGREEMENT dated as of October 20, 1999 is entered into by and among, LANIER WORLDWIDE, INC., a Delaware corporation (the "COMPANY"), one or more Subsidiaries of the Company (whether now existing or hereafter formed, collectively referred to herein as the "SUBSIDIARY BORROWERS"), the institutions from time to time parties hereto as Lenders, whether by execution of this Agreement or an Assignment Agreement pursuant to
SECTION 14.3, ABN AMRO BANK N.V. in its capacity as administrative agent (the "ADMINISTRATIVE Agent") for itself and the other Lenders, SUNTRUST BANK, ATLANTA, as Syndication Agent (the "SYNDICATION AGENT") and WACHOVIA BANK N.A., as Documentation Agent (the "DOCUMENTATION AGENT"). The parties hereto agree as follows:


ARTICLE I:  DEFINITIONS

         1.1 CERTAIN DEFINED TERMS. In addition to the terms defined above, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined.

         As used in this Agreement:

         "ABN" means ABN AMRO Bank N.V., in its individual capacity, and its successors.

         "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding equity interests of another Person.

         "ADMINISTRATIVE AGENT" means ABN in its capacity as administrative agent for itself and the Lenders pursuant to ARTICLE XII hereof and any successor Administrative Agent appointed pursuant to ARTICLE XII hereof.

         "ADMINISTRATIVE AGENT FEE LETTER" means that certain fee letter between the Company and the Administrative Agent, dated as of October 7, 1999.

         "ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by some or all of the Lenders to the applicable Borrower of the same Type and, in the case of Eurocurrency Rate Advances, for the same Interest Period.

         "AFFECTED LENDER" is defined in SECTION 2.20 hereof.

         "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than five percent (5%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

         "AGENTS" means each of the Administrative Agent, the Syndication Agent and the Documentation Agent.

         "AGGREGATE REVOLVING LOAN COMMITMENT" means the aggregate of the Revolving Loan Commitments of all the Lenders, as may be adjusted from time to time pursuant to the terms hereof. The initial Aggregate Revolving Loan Commitment is Two Hundred Million and 00/100 Dollars ($200,000,000.00).

         "AGREEMENT" means this 364-Day Credit Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

         "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles as in effect in the United States as of the date of this Agreement, applied in a manner consistent with that used in preparing the financial statements of the Company included in the Form 10 and referred to in SECTION 6.4 hereof.

         "ALTERNATE BASE RATE" means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day and
(ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one half percent (.50%) per annum.

         "APPLICABLE COMMITMENT FEE PERCENTAGE" means, as at any date of determination, the rate per annum then applicable in the determination of the amount payable under SECTION 2.15(C)(i) hereof determined in accordance with the provisions of SECTION 2.15(D)(ii) hereof.

         "APPLICABLE EUROCURRENCY MARGIN" means, as at any date of determination, the rate per annum then applicable to Eurocurrency Rate Loans determined in accordance with the provisions of SECTION 2.15(D)(ii) hereof.

         "APPLICABLE FLOATING RATE MARGIN" means, as at any date of determination, the rate per annum then applicable to Floating Rate Loans determined in accordance with the provisions of SECTION 2.15(D)(ii) hereof.

         "APPROVED FUND" means, with respect to any Lender that is a fund or commingled investment vehicle that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "ASSET SALE" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction) to any Person other than the Company or any of its wholly-owned Subsidiaries other than (i) the sale, rental or lease of Inventory in the ordinary course of business (including sales of leased Inventory and rental Inventory), (ii) the sale or other disposition of any obsolete, excess, damaged or worn-out Equipment disposed of in the ordinary course of business, (iii) the sale or liquidation of Cash Equivalents and (iv) the sale-leaseback of Equipment used in the facilities management business of the Company and its Subsidiaries, to the extent such Equipment has an aggregate net depreciated book value of no more than $25,000,000 at any one time.

         "ASSIGNMENT AGREEMENT" means an assignment and acceptance agreement entered into in connection with an assignment pursuant to SECTION 14.3 hereof in substantially the form of EXHIBIT D.

         "ASSUMPTION LETTER" means a letter of a Subsidiary of the Company addressed to the Lenders in substantially the form of EXHIBIT I hereto pursuant to which such Subsidiary agrees to become a Subsidiary Borrower and agrees to be bound by the terms and conditions hereof.

         "AUTHORIZED OFFICER" means any of the Chairman of the Board, the President, the Treasurer, any Vice President or the Chief Financial Officer of the Company, acting singly.

         "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan or a Foreign Employee Benefit Plan) covered by Title IV of ERISA and in respect of which the Company or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

         "BORROWER" means, as applicable, any of the Company and the Subsidiary Borrowers, together with their respective successors and assigns; and "BORROWERS" shall mean, collectively, the Company and the Subsidiary Borrowers.

         "BORROWING DATE" means a date on which a Loan is made hereunder.

         "BORROWING/CONVERSION/CONTINUATION NOTICE" is defined in SECTION 2.8 hereof.

         "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Loans bearing interest at the Eurocurrency Rate, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York, and (ii) for all other purposes a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York.

         "CAPITAL EXPENDITURES" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with Agreement Accounting Principles excluding (i) the cost of assets acquired with Capitalized Lease Obligations,
(ii) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss and (iii) leasehold improvement expenditures for which the Borrower or a Subsidiary is reimbursed promptly by the lessor.

         "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; PROVIDED, HOWEVER, that "Capital Stock" shall not include any debt securities convertible into equity securities prior to such conversion.

         "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the government of the United States and backed by the full faith and credit of the United States government; (ii) domestic and Eurocurrency certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies, the long-term indebtedness of which institution at the time of acquisition is rated A- (or better) by Standard & Poor's Ratings Group or A3 (or better) by Moody's Investors Services, Inc., and which certificates of deposit and time deposits are fully protected against currency fluctuations for any such deposits with a term of more than ninety (90) days; (iii) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to (x) investment grade securities (i.e., securities rated at least Baa by Moody's Investors Service, Inc. or at least BBB by Standard & Poor's Ratings Group) and (y) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Group or P-1 (or better) by Moody's Investors Services, Inc. (all such institutions being, "QUALIFIED INSTITUTIONS"); and (iv) commercial paper of Qualified Institutions; PROVIDED that the maturities of such Cash Equivalents shall not exceed three hundred sixty-five (365) days from the date of acquisition thereof.

         "CHANGE" is defined in SECTION 4.2 hereof.

         "CHANGE OF CONTROL" means an event or series of events by which:


         (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act of 1934), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act of 1934, provided that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of twenty-five percent (25%) or more of the combined voting power of the Company's outstanding Capital Stock ordinarily having the right to vote at an election of directors; or

         (b) the majority of the board of directors of the Company fails to consist of Continuing Directors; or

         (c) the Company consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its property to any Person, or any corporation consolidates with or merges into the Company, in either event pursuant to a transaction in which the outstanding Capital Stock of the Company is reclassified or changed into or exchanged for cash, securities or other property.

         "CLOSING DATE" means the date upon which the applicable conditions precedent set forth in Article V have been satisfied and the initial Loans hereunder made, which shall be on or after November 4, 1999.

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "COLLATERAL AGENT" means ABN in its capacity as collateral agent for the Lenders and the "Lenders" under the 364-Day Agreement.

         "COMMISSION" means the Securities and Exchange Commission of the United States of America and any Person succeeding to the functions thereof.

         "COMPANY" means Lanier Worldwide, Inc., a Delaware corporation, together with its successors and assigns, including a debtor-in-possession on behalf of the Company.

         "CONSOLIDATED NET ASSETS" means the total assets of the Company and its Subsidiaries on a consolidated basis (determined in accordance with Agreement Accounting Principles), but excluding therefrom all goodwill and other intangible assets under Agreement Accounting Principles.

         "CONSOLIDATED NET SALES" means all product and supply sales and rentals, facilities management revenues and service income (net of returns and allowances and excluding financial income) shown on a consolidated income statement of the Company and its Subsidiaries, prepared in accordance with Agreement Accounting Principles.

         "CONSOLIDATED NET WORTH" means, at a particular date, all amounts which would be included under shareholders' equity on the consolidated balance sheet for the Company and its consolidated Subsidiaries, in each case as determined in accordance with Agreement Accounting Principles; excluding the effects, whether positive or negative, of foreign exchange translation adjustments after the Closing Date.

         "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls ("PCBS"), or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in Environmental, Health or Safety Requirements of Law.

         "CONTINGENT OBLIGATION", as applied to any Person, means any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received. The amount of any Contingent Obligation shall be equal to the portion of the obligation so guaranteed or otherwise supported, in the case of known recurring obligations, and the maximum reasonably anticipated liability in respect of the portion of the obligation so guaranteed or otherwise supported assuming such Person is required to perform thereunder, in all other cases.

         "CONTINUING DIRECTOR" means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (a) was a member of such board of directors on the Closing Date or, with respect to the Company, was identified in the Form 10 as a Person who would become a member of such board of directors in connection with the Spin-off, or (b) was nominated for election or elected to such board of directors with the approval of the Continuing Directors who were members of such board at the time of such nomination or election.

         "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

         "CONTROLLED GROUP" means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Company; and
(iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, in each case ((i), (ii) or (iii)) giving effect to the consummation of the transactions contemplated by the Loan Documents and the Spin-off Materials.

         "CUSTOMARY PERMITTED LIENS" means:

                  (i) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or any such proceeding after being commenced is stayed) which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

                  (ii) Statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen, service providers or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not more than sixty (60) days past due or which thereafter can be paid without penalty or which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

                  (iii) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security benefits; PROVIDED that all such Liens do not in the aggregate materially detract from the value of the Company's or its Subsidiaries' assets or property taken as a whole or materially impair the use thereof in the operation of their businesses taken as a whole;

                  (iv) Liens arising with respect to zoning restrictions, easements, encroachments, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges, restrictions or encumbrances on the use of real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary use or occupancy of the real property or with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (v) Any interest or title of the lessor in the property subject to any operating lease entered into by the Company or any of its Subsidiaries in the ordinary course of business; and

                  (vi) Liens securing the performance of bids, tenders, contracts, surety and appeal bonds, incurred in the ordinary course of business, not to exceed at any time $10,000,000 in the aggregate.

         "DEFAULT" means an event described in ARTICLE VIII hereof.

         "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Revolving Loan Termination Date.

         "DIVIDEND" means the cash dividend of approximately $550,000,000 to be paid by the Company to Harris in connection with the Spin-off.

         "DOCUMENTATION AGENT" means Wachovia Bank N.A., in its capacity as documentation agent for the loan transaction evidenced by this Agreement, together with its successors and assigns.

         "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

         "DOLLAR" and "$" means dollars in the lawful currency of the United States of America.

         "DOMESTIC SUBSIDIARY" means a Subsidiary of the Company organized under the laws of a jurisdiction located in the United States of America (excluding the Commonwealth of Puerto Rico).

         "EBITDA" means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, of (i) Net Income, PLUS (ii) Interest Expense to the extent deducted in computing Net Income, PLUS (iii) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Net Income, PLUS (iv) depreciation expense to the extent deducted in computing Net Income, PLUS (v) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Net Income, PLUS (vi) other extraordinary non-cash charges to the extent deducted in computing Net Income, MINUS (vii) other extraordinary non-cash credits to the extent added in computing Net Income, PLUS (viii) nonrecurring after-tax losses (or MINUS nonrecurring after-tax gains); PROVIDED that, with respect to fiscal quarters ending on or before December 31, 1999, EBITDA shall be adjusted (x) to add back all professional fees and expenses incurred by the Company in connection with the Spin-off and this Agreement (not to exceed $15,000,000), to the extent deducted in computing Net Income; (y) to add back the special charges incurred by the Company for the fiscal quarter ended July 2, 1999, totaling $18,700,000, and deducted in computing Net Income; and (z) to add back any management fee charged by Harris to the Company, to the extent deducted in computing Net Income, and to subtract the sum of $1,750,000 for each such fiscal quarter (pro rated for the fiscal year ending December 31, 1999), representing the PRO FORMA legal, audit and other similar expenses that the Company is expected to incur after the Spin-off, all on the basis set forth in the PRO FORMA adjustments described in Note (A) of the Unaudited Pro Forma Consolidated Income Statement of the Company for the Fiscal Year ended July 2, 1999 set forth in the Form 10.

         "EBITDAR" means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, of (i) EBITDA, PLUS Rentals to the extent deducted in computing Net Income.

         "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law derived from or relating to foreign, federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 ET SEQ., the Occupational Safety and Health Act of 1970, 29 U.S.C. ss. 651 ET SEQ., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 ET SEQ., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

         "ENVIRONMENTAL LIEN" means a lien in favor of any Governmental Authority for (a) any liability under Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "EQUIPMENT" means all of the Company's and its Subsidiaries' present and future (i) equipment, including, without limitation, machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures,
(ii) other tangible personal property (other than the Company's or its Subsidiaries' Inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

         "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock). Equity Interests will not include any Incentive Arrangements or obligations or payments thereunder.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "EUROCURRENCY BASE RATE" means, with respect to a Eurocurrency Rate Loan or for any specified Interest Period, either (i) the rate of interest per annum equal to the rate for deposits in Dollars in the approximate amount of the Pro Rata Share of the Administrative Agent of such Eurocurrency Rate Advance with a maturity approximately equal to such Interest Period which appears on Telerate Page 3750 or, if there is more than one such rate, the average of such rates rounded to the nearest 1/100 of 1%, as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period or (ii) if no such rate of interest appears on Telerate Page 3740 or Telerate Page 3750, as applicable, for any specified Interest Period, the rate at which deposits in Dollars are offered by the Administrative Agent to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of the Pro Rata Share of the Administrative Agent of such Eurocurrency Rate Loan, and having a maturity approximately equal to such Interest Period. The term "Telerate Page 3750" means the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750, as applicable, on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest rate settlement rates). Any Eurocurrency Base Rate determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the foregoing provisions of this subparagraph shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such service.

         "EUROCURRENCY RATE" means, with respect to a Eurocurrency Rate Loan for the relevant Interest Period, the Eurocurrency Base Rate applicable to such Interest Period PLUS the then Applicable Eurocurrency Margin, changing as and when the Applicable Eurocurrency Margin changes.

         "EUROCURRENCY RATE ADVANCE" means an Advance which bears interest at the Eurocurrency Rate.

         "EUROCURRENCY RATE LOAN" means a Loan made by a Lender pursuant to
SECTION 2.1, which bears interest at the Eurocurrency Rate.


         "FACILITY TERMINATION DATE" shall mean the date on which all of the Termination Conditions have been satisfied.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "FEE LETTERS" means, collectively, the Administrative Agent Fee Letter and that certain fee letter, dated as of October 7, 1999, by and among the Company, the Lead Arrangers and the Agents and the related letter dated October 20, 1999 from the Administrative Agent to the Company.

         "FIXED-RATE ADVANCE" means an Advance which bears interest at the Eurocurrency Rate.

         "5-YEAR CREDIT AGREEMENT" means that certain 5-Year Credit Agreement, dated as of October 20, 1999 among the Company, the subsidiary borrowers from time to time parties thereto, the Agents and the financial institutions from time to time parties thereto as lenders, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "FIXED-RATE LOANS" means, collectively, the Eurocurrency Rate Loans.

         "FLOATING RATE" means, for any day for any Loan, a rate per annum equal to the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes, PLUS the then Applicable Floating Rate Margin.

         "FLOATING RATE ADVANCE" means an Advance which bears interest at the Floating Rate.

         "FLOATING RATE LOAN" means a Loan, or portion thereof, which bears interest at the Floating Rate.

         "FOREIGN EMPLOYEE BENEFIT PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Company, any of its Subsidiaries or any members of its Controlled Group and is not covered by ERISA pursuant to ERISA Section 4(b)(4).

         "FOREIGN SUBSIDIARY" means a Subsidiary of the Company which is not a Domestic Subsidiary.

         "FOREIGN PENSION PLAN" means any employee benefit plan as described in
Section 3(3) of ERISA for which the Company or any member of its Controlled Group is a sponsor or administrator and which (i) is maintained or contributed to for the benefit of employees of the Company, any of its Subsidiaries or any member of its Controlled Group, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

         "FORM 10" means the Form 10/A (Amendment No. 3) Registration Statement filed by the Company with the Commission on October 20, 1999 regarding the Spin-off.

         "GOVERNMENTAL ACTS" is defined in SECTION 3.10(A) hereof.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

         "GUARANTEED OBLIGATIONS" is defined in SECTION 10.1 hereof.

         "GUARANTOR" means each Subsidiary of the Company that from time to time is party to a Guaranty.

         "GUARANTY" means each of (i) that certain Guaranty (and any and all supplements thereto) executed from time to time by each Subsidiary Borrower that is a Domestic Subsidiary and each other Domestic Subsidiary of the Company as required pursuant to SECTION 7.2(K) in favor of the Administrative Agent for the benefit of itself and the Holders of Obligations, in substantially the form of EXHIBIT G-1 attached hereto, and (ii) the guaranty by the Company of all of the Obligations of the Subsidiary Borrowers pursuant to this Agreement, as amended, restated, supplemented or otherwise modified from time to time.

         "HARRIS" means Harris Corporation, a Delaware corporation, and its successors and assigns.

         "HEDGING AGREEMENTS" is defined in SECTION 7.3(P) hereof.

         "HEDGING OBLIGATIONS" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

         "HOLDERS OF OBLIGATIONS" means the holders of the Obligations from time to time and shall include (i) each Lender in respect of its Loans, (ii) the Agents and the Lenders in respect of all other present and future obligations and liabilities of the Company or any of its Subsidiaries of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Indemnitee in respect of the obligations and liabilities of the Company or any of its Subsidiaries to such Person hereunder or under the other Loan Documents, and (iv) their respective successors, transferees and assigns.

         "INCENTIVE ARRANGEMENTS" means any stock appreciation rights, "phantom" stock plans, employment agreements, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with the retention of executives, officers or employees of the Company and its Subsidiaries.

         "INDEBTEDNESS" of a Person means, without duplication, such Person's
(i) obligations for borrowed money, including, without limitation, subordinated indebtedness, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens on or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other similar instruments, (v) Capitalized Lease Obligations, (vi) Hedging Obligations, (vii) Contingent Obligations, (viii) actual and contingent reimbursement obligations in respect of letters of credit, (ix) outstanding principal balances (representing securitized but unliquidated assets) under asset securitization agreements (including, without limitation, the outstanding principal balance of Receivables under Receivables transactions) and (x) the implied debt component of synthetic leases of which such Person is lessee or any other off-balance sheet financing arrangements (including, without limitation, any such arrangements giving rise to any Off-Balance Sheet Liabilities).

         "INTEREST EXPENSE" means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, whether paid or accrued (including the interest component of Capitalized Leases, commitment fees and fees for stand-by letters of credit), all as determined in conformity with Agreement Accounting Principles.

         "INTEREST PERIOD" means, with respect to a Eurocurrency Rate Loan, a period of one (1), two (2), three (3) or six (6) months, commencing on a Business Day selected by the applicable Borrower on which a Eurocurrency Rate Advance is made to such Borrower pursuant to this Agreement. Such Interest Period above shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, PROVIDED, HOWEVER, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "INVENTORY" shall mean any and all goods, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by the Company or any of its Subsidiaries, which are held for sale, rental or lease, furnished under any contract of service or held as raw materials, work in process or supplies, and all materials used or consumed in the business of the Company or any of its Subsidiaries.

         "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business (whether of a division, branch, unit operation, or otherwise) conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

         "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

         "LEAD ARRANGERS" means each of ABN, as Lead Arranger, SunTrust Equitable Securities Corporation, as Lead Arranger, and Wachovia Securities, Inc., as Co-Lead Arranger, in their respective capacities as arrangers for the loan transaction evidenced by this Agreement.

         "LENDERS" means the lending institutions listed on the signature pages of this Agreement.

         "LENDING INSTALLATION" means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or Affiliate of such Lender or the Administrative Agent.

         "LEVERAGE RATIO" means, as of any date of determination, the ratio of
(a) Total Indebtedness on such date of determination to (b) EBITDA for the period of four fiscal quarters ending on the fiscal quarter end occurring on such date of determination.

         "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "LOAN(S)" means, (i) in the case of any Lender, such Lender's portion of any Advance made pursuant to SECTION 2.1 hereof, and (ii) collectively, all Revolving Loans.

         "LOAN ACCOUNT" is defined in SECTION 2.13(A) hereof.

         "LOAN DOCUMENTS" means this Agreement, each Assumption Letter executed hereunder, the Pledge Agreement, the Guaranty, the Subordination Agreement, the Fee Letters and all other documents, instruments, notes and agreements executed in connection therewith or contemplated thereby (other than the 5-Year Credit Agreement and the documents related thereto), as the same may be amended, restated or otherwise modified and in effect from time to time.

         "LOAN PARTIES" means each of the Company, each Subsidiary Borrower and each of the Guarantors.

         "MANAGING AGENTS" means those Lenders identified as "Managing Agents" on the signature pages hereto.

         "MARGIN STOCK" shall have the meaning ascribed to such term in Regulation U.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company or any of its Subsidiaries to perform their respective obligations under the Loan Documents, or (c) the ability of the Lenders or the Agents to enforce the Obligations.

         "MATERIAL SUBSIDIARY" means each Subsidiary Borrower and each other Subsidiary having assets in excess of $10,000,000 or annual sales (determined as of the most recently ended fiscal quarter) in excess of $20,000,000.

         "MULTIEMPLOYER PLAN" means a "Multiemployer Plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Company or any member of the Controlled Group.

         "NET INCOME" means, for any period, the net income (or loss) after taxes of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with Agreement Accounting Principles.

         "NOTICE OF ASSIGNMENT" is defined in SECTION 14.3(B) hereof.

         "OBLIGATIONS" means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrowers or any of their Subsidiaries to the Administrative Agent, any Lender, any Arranger, any Affiliate of the Administrative Agent or any Lender, or any Indemnitee, of any kind or nature, present or future, arising under this Agreement, or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, reasonable paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Company or any of its Subsidiaries under this Agreement or any other Loan Document.

         "OFF-BALANCE SHEET LIABILITIES" of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to Receivables sold by such Person or any of its Subsidiaries, (b) any liability of such Person or any of its Subsidiaries under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability of such Person or any of its Subsidiaries under any financing lease or so-called "synthetic" lease transaction, or (d) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

         "OTHER TAXES" is defined in SECTION 2.15(E)(ii) hereof.

         "PARTICIPANTS" is defined in SECTION 14.2(A) hereof.

         "PAYMENT DATE" means the last day of each March, June, September and December, the Termination Date (or such earlier date on which the Aggregate Commitment shall terminate or be cancelled), and the Facility Termination Date.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PERMITTED ACQUISITION" is defined in SECTION 7.3(G) hereof.

         "PERMITTED EXISTING CONTINGENT OBLIGATIONS" means the Contingent Obligations of the Company and its Subsidiaries identified as such on SCHEDULE
1.1.1 to this Agreement.

         "PERMITTED EXISTING INDEBTEDNESS" means the Indebtedness of the Company and its Subsidiaries identified as such on SCHEDULE 1.1.2 to this Agreement.

         "PERMITTED EXISTING LIENS" means the Liens on assets of the Company and its Subsidiaries identified as such on SCHEDULE 1.1.3 to this Agreement.

         "PERMITTED REFINANCING INDEBTEDNESS" means any replacement, renewal, refinancing or extension of any Indebtedness permitted by this Agreement that
(i) does not exceed the aggregate principal amount (plus accrued interest and any applicable premium and associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended, (ii) does not have a Weighted Average Life to Maturity at the time of such replacement, renewal, refinancing or extension that is less than the Weighted Average Life to Maturity of the Indebtedness being replaced, renewed, refinanced or extended, (iii) does not rank at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended, and (iv) does not contain terms (including, without limitation, terms relating to security, amortization, interest rate, premiums, fees, covenants, event of default and remedies) materially less favorable to the Company, its Subsidiaries or the Lenders than those applicable to the Indebtedness being replaced, renewed, refinanced or extended; PROVIDED, that Indebtedness being refinanced at maturity may be subject to then current market rates of interest, provisions and fees.

         "PERSON" means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

         "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA, other than a Multiemployer Plan, in respect of which the Company or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

         "PLEDGE AGREEMENT" means one or more pledge agreements, each in form and substance reasonably satisfactory to the Administrative Agent executed and delivered by the Company and/or certain of its Subsidiaries pursuant to SECTION 7.2(N) hereof, as the same may be amended, supplemented or otherwise modified from time to time.

         "PRIME RATE" means the "prime rate" of interest announced by LaSalle Bank National Association from time to time at its Chicago office, changing when and as said prime rate changes.

         "PRO RATA SHARE" means, with respect to any Lender, the percentage obtained by dividing (x) such Lender's Revolving Loan Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement) by (y) the Aggregate Revolving Loan Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement); PROVIDED, HOWEVER, if all of the Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means the percentage obtained by dividing (x) such Lender's Revolving Loans, by (y) the aggregate outstanding amount of all Revolving Loans.

         "PURCHASERS" is defined in SECTION 14.3(A) hereof.

         "RATE OPTION" means the Eurocurrency Rate or the Floating Rate, as applicable.

         "RECEIVABLE(S)" means and includes all of the Company's and its Subsidiaries' presently existing and hereafter arising or acquired accounts, accounts receivable, notes receivable, and all present and future rights of the Company or its Subsidiaries, as applicable, to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

         "REGISTER" is defined in SECTION 14.3(C) hereof.

         "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

         "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

         "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

         "RENTALS" of a Person means the aggregate fixed amounts payable by such Person under any lease of real or personal property.

         "REPLACEMENT LENDER" is defined in SECTION 2.20 hereof.

         "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days after such event occurs, PROVIDED, HOWEVER, that a failure to meet the minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "REQUIRED LENDERS" means Lenders hereunder whose Pro Rata Shares, in the aggregate, are at least fifty-one percent (51%).

         "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, the Americans with Disabilities Act of 1990, and any environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

         "RESERVES" shall mean the maximum reserve requirement, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to "Eurocurrency liabilities" or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Rate Loans is determined or category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents.

         "RESTRICTED PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any Equity Interests of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in the Company's Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, (ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Company or any of its Subsidiaries now or hereafter outstanding, other than in exchange for other Equity Interests of the Company (other than Disqualified Stock), (iii) any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any Indebtedness subordinated to the Obligations, and (iv) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Indebtedness (other than the Obligations) or any Equity Interests of the Company, or any of its Subsidiaries, or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission.

         "REVOLVING CREDIT AVAILABILITY" means, at any particular time, the amount by which the Aggregate Revolving Loan Commitment at such time exceeds the Revolving Credit Obligations outstanding at such time.

         "REVOLVING CREDIT OBLIGATIONS" means, at any particular time, the outstanding principal amount of the Revolving Loans at such time.

         "REVOLVING LOAN" is defined in SECTION 2.1 hereof.

         "REVOLVING LOAN COMMITMENT" means, for each Lender, the obligation of such Lender to make Revolving Loans not exceeding the amount set forth on EXHIBIT A to this Agreement opposite its name thereon under the heading "Revolving Loan Commitment" or the signature page of the assignment and acceptance by which it became a Lender as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable assignment and acceptance.

         "REVOLVING LOAN TERMINATION DATE" means October 18, 2000.

         "SALE AND LEASEBACK TRANSACTION" shall mean any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed), (i) which the Company or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (ii) which the Company or one of its Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Company or one of its Subsidiaries to any other Person in connection with such lease.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SINGLE EMPLOYER PLAN" means a Benefit Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

         "SOLVENT" means, when used with respect to any Person, that at the time of determination:

                  (i) the fair value of its assets (both at fair valuation and at present fair saleable value) is equal to or in excess of the total amount of its liabilities, including, without limitation, contingent liabilities; and


                  (ii) it is then able and expects to be able to pay its debts as they mature; and


                  (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

With respect to contingent liabilities (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can be reasonably be expected to become an actual or matured liability.

         "SPIN-OFF" means the distribution of approximately ninety percent (90%) of the Capital Stock of the Company by Harris to Harris's stockholders.

         "SPIN-OFF MATERIALS" means the Form 10, the Distribution Agreement referred to therein, the Tax Disaffiliation Agreement referred to therein and the Transition Services Agreement referred to therein, the Registration Rights Agreement referred to therein and the Employee Benefits and Compensation Allocation Agreement referred to therein.

         "SUBORDINATION AGREEMENT" means that certain Subordination Agreement (and any and all supplements thereto) executed from time to time by each Subsidiary of the Company listed on SCHEDULE 6.8 and each other Subsidiary of the Company as required pursuant to SECTION 7.2(K) in favor of the Administrative Agent for the benefit of itself and the Holders of Obligations, in substantially the form of EXHIBIT G-2 attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "SUBSIDIARY" of a Person means (i) any corporation more than fifty (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" mean a Subsidiary of the Company.

         "SUBSIDIARY BORROWER" means each of the Company's Subsidiaries listed on the signature pages hereto and any other Subsidiaries of the Company duly designated by the Company pursuant to SECTION 2.24 to request Advances hereunder, which Subsidiary shall have delivered to the Administrative Agent an Assumption Letter in accordance with SECTION 2.24 and such other documents as may be required pursuant to this Agreement, in each case together with its respective successors and assigns, including a debtor-in-possession on behalf of such Subsidiary Borrower.

         "SYNDICATION AGENT" means SunTrust Bank, Atlanta, in its capacity as syndication agent for the loan transaction evidenced by this Agreement, together with its successors and assigns.

         "TAXES" is defined in SECTION 2.15(E)(i) hereof.

         "TERMINATION CONDITIONS" is defined in SECTION 2.19.

         "TERMINATION DATE" means the earlier of (a) the Revolving Loan Termination Date and (b) the date of termination in whole of the Aggregate Revolving Loan Commitment pursuant to SECTION 2.6 hereof or the Revolving Loan Commitments pursuant to SECTION 9.1 hereof.

         "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Company or any member of the Controlled Group from a Benefit Plan during a plan year in which the Company or such Controlled Group member was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Benefit Plan participants who are employees of the Company or any member of the Controlled Group; (iii) the imposition of an obligation on the Company or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC or any similar foreign governmental authority of proceedings to terminate a Benefit Plan or Foreign Pension Plan; (v) any event or condition which constitutes grounds under
Section 4042 of ERISA which are reasonably likely to lead to the termination of, or the appointment of a trustee to administer, any Benefit Plan; (vi) that a foreign governmental authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan in place of the existing administrator, or (vii) the partial or complete withdrawal of the Company or any member of the Controlled Group from a Multiemployer Plan or Foreign Pension Plan.

         "TOTAL INDEBTEDNESS" means, without duplication, (a) all Indebtedness of the Company and its Subsidiaries, on a consolidated basis, required to be reflected on a balance sheet prepared in accordance with Agreement Accounting Principles, PLUS, without duplication, (b) (i) the face amount of all outstanding letters of credit in respect of which the Company or any Subsidiary has any actual or contingent reimbursement obligation, PLUS (ii) the principal amount of all Indebtedness of any Person in respect of which the Company or any Subsidiary has a Contingent Obligation, PLUS (iii) outstanding principal balances (representing securitized but unliquidated assets) under asset securitization agreements (including, without limitation, the outstanding principal balance of Receivables under Receivables transactions), PLUS (iv) the implied debt component of synthetic leases of which the Company or any Subsidiary is lessee or any other off-balance sheet financing arrangements (including, without limitation, any such arrangements giving rise to any Off-Balance Sheet Liabilities).

         "TRANSFEREE" is defined in SECTION 14.5 hereof.

         "TYPE" means, with respect to any Loan, its nature as a Floating Rate Loan or a Eurocurrency Rate Loan.

         "UNFUNDED LIABILITIES" means (i) in the case of Single Employer Plans, the amount (if any) by which the aggregate accumulated benefit obligations exceeds the aggregate fair market value of assets of all Single Employer Plans as of the most recent measurement date for which actuarial valuations have been completed and certified to the Company, all as determined under FAS 87 using the methods and assumptions used by the Company for financial accounting purposes, and (ii) in the case of Multiemployer Plans, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multiemployer Plans.

         "UNMATURED DEFAULT" means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "WHOLLY-OWNED SUBSIDIARY" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless the context otherwise requires, "Wholly-Owned Subsidiary" means a wholly-owned subsidiary of the Company.

         "YEAR 2000 ISSUES" means, with respect to any Person, anticipated costs, problems and uncertainties associated with the inability of certain computer applications and imbedded systems to effectively handle data, including dates, prior to, on and after January 1, 2000, as it affects the business, operations, and financial condition of such Person and such Person's material customers, suppliers and vendors.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with generally accepted accounting principles in existence as of the date hereof.

         1.2 REFERENCES. Any references to Subsidiaries of the Company set forth herein shall not in any way be construed as consent by the Administrative Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder.

ARTICLE II: LOAN FACILITIES

         2.1 REVOLVING LOANS.

         (A) Upon the satisfaction of the conditions precedent set forth in SECTIONS 5.1, 5.2 and 5.3, as applicable, from and including the Closing Date and prior to the Revolving Loan Termination

Date, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to the Borrowers from time to time, in Dollars, in an amount not to exceed such Lender's Pro Rata Share of Revolving Credit Availability at such time (each individually, a "REVOLVING LOAN" and, collectively, the "REVOLVING LOANS"); PROVIDED, HOWEVER, that at no time shall the amount of the Revolving Credit Obligations exceed the Aggregate Revolving Loan Commitment. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow Revolving Loans at any time prior to the Revolving Termination Date. Revolving Loans made after the third (3rd) Business Day after the Closing Date shall be, at the option of the applicable Borrower, selected in accordance with SECTION 2.10, and shall be either Floating Rate Loans or Eurocurrency Rate Loans. On the Revolving Loan Termination Date, the applicable Borrower shall repay in full the outstanding principal balance of the Revolving Loans. Each Advance under this SECTION 2.1 shall consist of Revolving Loans made by each Lender ratably in proportion to such Lender's respective Pro Rata Share.

         (B) MAKING OF REVOLVING LOANS. Promptly after receipt of the Borrowing/ Conversion/Continuation Notice under SECTION 2.8 in respect of Revolving Loans, the Administrative Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the requested Revolving Loan. Each Lender shall make available its Revolving Loan in accordance with the terms of SECTION 2.7. The Administrative Agent will promptly make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent's office in New York, New York on the applicable Borrowing Date and shall disburse such proceeds in accordance with the applicable Borrower's disbursement instructions set forth in such Borrowing/Conversion/Continuation Notice. The failure of any Lender to deposit the amount described above with the Administrative Agent on the applicable Borrowing Date shall not relieve any other Lender of its obligations hereunder to make its Revolving Loan on such Borrowing Date.

         2.2 (RESERVED).

         2.3 (RESERVED).

         2.4 RATE OPTIONS FOR ALL ADVANCES; MAXIMUM INTEREST PERIODS. The Revolving Loans may be Floating Rate Advances or Eurocurrency Rate Advances, or a combination thereof, selected by the Company or the applicable Borrower in accordance with SECTION 2.10; provided that until syndication of the Aggregate Commitment and the commitments under the 5-Year Credit Facility has been completed to the satisfaction of the Administrative Agent, the Revolving Loans shall be Floating Rate Advances. The Company or the applicable Borrower may select, in accordance with SECTION 2.10, Rate Options and Interest Periods applicable to portions of the Revolving Loans; provided that there shall be no more than ten (10) Interest Periods in effect with respect to all of the Loans at any time.

         2.5 OPTIONAL PAYMENTS; MANDATORY PREPAYMENTS.

         (A) OPTIONAL PAYMENTS. The Company may from time to time and at any time upon at least one (1) Business Day's prior written notice repay or prepay without penalty or premium all or any part of outstanding Floating Rate Advances in an aggregate minimum amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof. Eurocurrency Rate Advances may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period, subject to the indemnification provisions contained in SECTION 4.4, PROVIDED that the applicable Borrower may not so prepay Eurocurrency Rate Advances unless it shall have provided at least four (4) Business Days' prior written notice to the Administrative Agent of such prepayment.

(B) MANDATORY PREPAYMENTS OF REVOLVING LOANS. (i) If at any time and for any reason the amount of the Revolving Credit Obligations is greater than the Aggregate Revolving Loan Commitment, the Company shall immediately make or cause to be made a mandatory prepayment of the Revolving Credit Obligations in an amount equal to such excess.

         (ii) [RESERVED]

         (iii) The Company shall make all mandatory prepayments required under
SECTION 2.6.

         (iv) All of the mandatory prepayments made under this SECTION 2.5(B) shall be applied first to Floating Rate Loans and to any Eurocurrency Rate Loans maturing on such date and then to subsequently maturing Eurocurrency Rate Loans in order of maturity.

         2.6 REDUCTIONS IN COMMITMENTS. The Company may permanently reduce the Aggregate Revolving Loan Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum amount of $10,000,000 and in integral multiples of $5,000,000 in excess of that amount (unless the Aggregate Revolving Loan Commitment is reduced in whole), provided, however, that the amount of the Aggregate Revolving Loan Commitment may not be reduced below the aggregate principal amount of the outstanding Revolving Credit Obligations. All accrued commitment fees shall be payable on the effective date of any termination of all or any part the obligations of the Lenders to make Loans hereunder.

         2.7 METHOD OF BORROWING. Not later than 1:00 p.m. (New York time) on each Borrowing Date, each Lender shall make available its Revolving Loan in immediately available funds to the Administrative Agent at its address specified on its signature page hereto or as otherwise specified pursuant to ARTICLE XV. The Administrative Agent will promptly make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent's aforesaid address.

         2.8 METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR ADVANCES. The applicable Borrower shall select the Type of Advance and, in the case of each Eurocurrency Rate Advance, the Interest Period applicable to each Advance from time to time. The applicable Borrower shall give the Administrative Agent irrevocable notice in substantially the form of EXHIBIT B hereto (a "BORROWING/CONVERSION/CONTINUATION NOTICE") not later than 10:00 a.m. (New York time) (a) on the Borrowing Date of each Floating Rate Advance, and (b) three (3) Business Days before the Borrowing Date for each Eurocurrency Rate Advance, specifying: (i) the Borrowing Date (which shall be a Business Day) of such Advance; (ii) the aggregate amount of such Advance; (iii) the Type of Advance selected; and (iv) in the case of each Eurocurrency Rate Loan, the Interest Period applicable thereto. Each Floating Rate Advance and all Obligations other than Loans shall bear interest from and including the date of the making of such Advance, in the case of Loans, and the date such Obligation is due and owing in the case of such other Obligations, to (but not including) the date of repayment thereof at the Floating Rate, changing when and as such Floating Rate changes. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate. Each

Eurocurrency Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurocurrency Rate Advance and shall change as and when the Applicable Eurocurrency Margin changes.

         2.9 MINIMUM AMOUNT OF EACH ADVANCE. Each Advance shall be in the minimum amount of $20,000,000 and in multiples of $1,000,000 if in excess thereof, provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Revolving Loan Commitment.

         2.10 METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR CONVERSION AND CONTINUATION OF ADVANCES.

         (A) RIGHT TO CONVERT. The applicable Borrower may elect from time to time, subject to the provisions of SECTION 2.4 and this SECTION 2.10, to convert all or any part of a Loan of any Type into any other Type or Types of Loans; PROVIDED that any conversion of any Eurocurrency Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.

         (B) AUTOMATIC CONVERSION AND CONTINUATION. Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurocurrency Rate Loans. Eurocurrency Rate Loans shall continue as Eurocurrency Rate Loans until the end of the then applicable Interest Period therefor, at which time such Eurocurrency Rate Loans shall be automatically converted into Floating Rate Loans unless the Company shall have given the Administrative Agent notice in accordance with SECTION 2.10(D) requesting that, at the end of such Interest Period, such Eurocurrency Rate Loans continue as a Eurocurrency Rate Loan.

         (C) NO CONVERSION POST-DEFAULT OR POST-UNMATURED DEFAULT. Notwithstanding anything to the contrary contained in SECTION 2.10(A) or SECTION 2.10(B), no Loan may be converted into or continued as a Eurocurrency Rate Loan (except with the consent of the Required Lenders) when any Default or Unmatured Default has occurred and is continuing.

         (D) BORROWING/CONVERSION/CONTINUATION NOTICE. The Company shall give the Administrative Agent a Borrowing/Conversion/Continuation Notice with respect to each conversion of a Floating Rate Loan into a Eurocurrency Rate Loan or continuation of a Eurocurrency Rate Loan not later than 10:00 a.m. (New York time) three (3) Business Days prior to the date of the requested conversion or continuation, with respect to any Loan to be converted or continued as a Eurocurrency Rate Loan, specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and Type of the Loan to be converted or continued; and (3) the amount of Eurocurrency Rate Loan(s) into which such Loan is to be converted or continued and the duration of the Interest Period applicable thereto.

         2.11 DEFAULT RATE. After the occurrence and during the continuance of a Default, each outstanding Loan shall bear interest at a rate equal to the rate otherwise applicable thereto (giving effect to the provisions of SECTION 2.15(D)(ii)) plus 2% per annum.

         2.12 METHOD OF PAYMENT. All payments of principal, interest, fees and commissions hereunder shall be made, without setoff, deduction or counterclaim (unless indicated otherwise in SECTION 2.15(E)), in immediately available funds to the Administrative Agent at the Administrative

Agent's address specified pursuant to ARTICLE XV with respect to Advances or other Obligations denominated in Dollars, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Company, by 2:00 p.m. (New York time) on the date when due and shall be applied ratably among the Lenders with respect to any principal and interest due in connection with Loans. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds which the Administrative Agent received at its address specified pursuant to ARTICLE XV or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Company authorizes the Administrative Agent to charge the account of the Company maintained with ABN, after one (1) Business Day's prior written notice to the Company, for each payment of principal, interest, fees and commissions.

         2.13 EVIDENCE OF DEBT.

         (A) Each Lender shall maintain in accordance with its usual practice an account or accounts (a "LOAN ACCOUNT") evidencing the indebtedness of the Borrowers to such Lender owing to such Lender hereunder from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (B) The Register maintained by the Administrative Agent pursuant to
SECTION 14.3(C) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and the amount of each Loan made hereunder, the Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, (iii) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to SECTION 14.3, (iv) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof, and (v) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

         (C) The entries made in the Loan Account, the Register and the other accounts maintained pursuant to SUBSECTIONS (A) or (B) of this Section shall be presumptively correct for all purposes, absent manifest error, unless the applicable Borrower (or the Company on behalf of such Borrower) objects to information contained in the Loan Accounts, the Register or the other accounts within thirty (30) days of the applicable Borrower's receipt of such information; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with the terms of this Agreement.

         (D) Any Lender may request that the Revolving Loans made by it each be evidenced by a promissory note in substantially the form of EXHIBIT H, to evidence such Lender's Revolving Loans, as applicable. In such event, the applicable Borrower shall promptly prepare, execute and deliver to such Lender a promissory note for such Loans payable to the order of such Lender and in a form approved by the Administrative Agent and consistent with the terms of this Agreement. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to SECTION 14.3) be represented by one or more promissory notes in such form payable to the order of the payee named therein.

         2.14 TELEPHONIC NOTICES. The Borrowers authorize the Lenders and the Administrative Agent to extend Loans and effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the applicable Borrower. The Borrowers agree to deliver promptly to the Administrative Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error. In case of disagreement concerning such notices, if the Administrative Agent has recorded telephonic borrowing notices, such recordings will be made available to the applicable Borrower upon the Company's request therefor.

         2.15 PROMISE TO PAY; INTEREST AND FEES; INTEREST PAYMENT DATES; INTEREST AND FEE BASIS; TAXES; LOAN AND CONTROL ACCOUNTS.

         (A) PROMISE TO PAY. All Loans shall be paid in full by the applicable Borrowers on the earlier of (i) the Revolving Loan Termination Date and (ii) the Facility Termination Date. Each Borrower unconditionally promises to pay when due the principal amount of each Loan and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the other Loan Documents.

         (B) INTEREST PAYMENT DATES. Interest accrued on each Floating Rate Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, upon any prepayment whether by acceleration or otherwise, and at maturity (whether by acceleration or otherwise). Interest accrued on each Fixed-Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Fixed-Rate Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Fixed-Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) on the last day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (ii) upon repayment thereof in full or in part, and (iii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

         (C) Fees.

                  (i) The Company shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, from and after the date of this Agreement until the Facility Termination Date, a commitment fee accruing at the rate of the then Applicable Commitment Fee Percentage on the unutilized portion of such Lender's Revolving Loan Commitment. The commitment fee shall be payable in arrears on each Payment Date hereafter, and, in addition, on any date on which the Aggregate Revolving Loan Commitment shall be terminated in whole or, with respect to such terminated amount, in part.

                  (ii) The Company agrees to pay to the Administrative Agent, for the sole account of the Administrative Agent, the Lead Arrangers and the Agents (unless otherwise agreed between the Administrative Agent, the Lead Arrangers, the Agents and any Lender) the fees set forth in the Fee Letters, payable at the times and in the amounts set forth therein.

         (D) Interest and Fee Basis; Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage.

                  (i) Interest on all Fixed-Rate Loans and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on all Floating Rate Loans shall be calculated for actual days elapsed on the basis of a 365-, or when appropriate 366-, day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 3:00 p.m. (New York time) at the place of payment. If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

                  (ii) The Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage shall be determined on the basis of the then applicable Leverage Ratio as described in this SECTION 2.15(D)(ii), from time to time by reference to the following table:

------------------------------------- ------------------- --------------------------------- --------------------------
                                          APPLICABLE
                                        FLOATING RATE                                         APPLICABLE COMMITMENT
           LEVERAGE RATIO                   MARGIN         APPLICABLE EUROCURRENCY MARGIN        FEE PERCENTAGE
------------------------------------- ------------------- --------------------------------- --------------------------
           Less than 1.50                   0.25%                      1.25%                         0.300%
------------------------------------- ------------------- --------------------------------- --------------------------
1.50 or greater, but less than 2.00         0.50%                      1.50%                         0.375%
------------------------------------- ------------------- --------------------------------- --------------------------
2.00 or greater, but less than 2.50         0.75%                      1.75%                         0.450%
------------------------------------- ------------------- --------------------------------- --------------------------
2.50 or greater, but less than 3.00         1.00%                      2.00%                         0.500%
------------------------------------- ------------------- --------------------------------- --------------------------
          3.00 or greater                   1.25%                      2.25%                         0.500%
------------------------------------- ------------------- --------------------------------- --------------------------

                  The Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage shall be 1.00%, 2.00% and 0.500%, respectively, until the Administrative Agent has received the Company's financial statements for the fiscal quarter ending September 30, 2000; PROVIDED that if the Leverage Ratio as reflected in the most recently delivered financial statements, delivered pursuant to SECTIONS 7.1(A)(i) and (ii), as applicable, is 3.00 or greater, the Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage shall be 1.25%, 2.25% and 0.500%, respectively. Thereafter, upon receipt of the financial statements to be delivered by the Company in accordance with SECTION 7.1(A)(i) or
         (ii), as applicable, for any fiscal quarter or, if earlier, upon receipt of the Company's unaudited financial statements for any fiscal year, the Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage shall be adjusted, such adjustment being effective five (5) Business Days following the Administrative Agent's receipt of such financial statements and the compliance certificate required to be delivered in connection therewith pursuant to SECTION 7.1(A)(iii); PROVIDED, that if the Company shall not have timely delivered its financial statements in accordance with SECTION 7.1(A)(i) or (ii), as applicable, then commencing on the date upon which such financial statements should have been delivered and continuing until such financial statements are actually delivered, it shall be assumed for purposes of determining the Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage that the Leverage Ratio was greater than 3.00 to 1.0. Notwithstanding the foregoing, for so long as any Default shall have occurred and been continuing, the Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage shall be the highest Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Margin set forth in the foregoing table. At all times after the first anniversary of the Closing Date until the "Term Loans" under the 5-Year Credit Agreement have been repaid in full, each of the Applicable Floating Rate Margin and the Applicable Eurocurrency Margin shall increase by 25 basis points.

         (E) Taxes.

                  (i) Any and all payments by the Borrowers hereunder (whether in respect of principal, interest, fees or otherwise) shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings or any interest, penalties and liabilities with respect thereto including those arising after the date hereof as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender's or the Administrative Agent's, as the case may be, net income by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities which the Administrative Agent or a Lender determines to be applicable to this Agreement, the other Loan Documents, the Revolving Loan Commitments or the Loans being hereinafter referred to as "TAXES"). If any Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions applicable to additional sums payable under this SECTION 2.15(E)) such Lender or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Borrower shall make such deductions or withholdings, and
         (iii) the applicable Borrower shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law. If a withholding tax of the United States of America or any other Governmental Authority shall be or become applicable (y) after the date of this Agreement, to such payments by the applicable Borrower made to the Lending Installation or any other office that a Lender may claim as its Lending Installation, or (z) after such Lender's selection and designation of any other Lending Installation, to such payments made to such other Lending Installation, such Lender shall use reasonable efforts to make, fund and maintain the affected Loans through another Lending Installation of such Lender in another jurisdiction so as to reduce the applicable Borrower's liability hereunder, if the making, funding or maintenance of such Loans through such other Lending Installation of such Lender does not, in the judgment of such Lender, otherwise adversely affect such Loans, or obligations under the Revolving Loan Commitments of such Lender.

                  (ii) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, from the issuance of Letters of Credit hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Revolving Loan Commitments or the Loans (hereinafter referred to as "OTHER TAXES").

                  (iii) The Company and each Subsidiary Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this SECTION 2.15(E)) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. If the Taxes or Other Taxes with respect to which the Company or any Subsidiary Borrower has made either a direct payment to the taxation or other authority or an indemnification payment hereunder are subsequently refunded to any Lender, such Lender will return to the applicable Borrower an amount equal to the lesser of the indemnification payment or the refunded amount. A certificate as to any additional amount payable to any Lender or the Administrative Agent under this SECTION 2.15(E) submitted to the applicable Borrower and the Administrative Agent (if a Lender is so submitting) by such Lender or the Administrative Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, the applicable Borrower shall promptly (and in any event not later than thirty (30) days after receipt) furnish to each Lender and the Administrative Agent such certificates, receipts and other documents as may be required (in the reasonable judgment of such Lender or the Administrative Agent) to establish any tax credit to which such Lender or the Administrative Agent may be entitled.

                  (iv) Within thirty (30) days after the date of any payment of Taxes or Other Taxes by the Company or any Subsidiary Borrower, the Company shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

                  (v) Without prejudice to the survival of any other agreement of the Company and the Subsidiary Borrowers hereunder, the agreements and obligations of the Borrowers contained in this SECTION 2.15(E) shall survive the payment in full of all Obligations and the termination of this Agreement.

                  (vi) Each Lender (including any Replacement Lender or Purchaser) that is not created or organized under the laws of the United States of America or a political subdivision thereof (each a "NON-U.S. LENDER") shall deliver to the Company and the Administrative Agent on or before the Closing Date, or, if later, the date on which such Lender becomes a Lender pursuant to SECTION 12.3 hereof (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only for so long as such Non-U.S. Lender is legally entitled to do so), either (1) (x) two (2) duly completed copies of either (A) IRS Form W-8BEN (or, if delivered on or before December 31, 1999, IRS Form 1001), or (B) IRS Form W-8ECI (or, if delivered on or before December 31, 1999, IRS Form 4224), or in either case an applicable successor form, and (y) for periods prior to January 1, 2000, a duly completed copy of IRS Form W-8 or W-9 or applicable successor form; or (2) in the case of a Non-U.S. Lender that is not legally entitled to deliver either form listed in CLAUSE (vi)(1)(x),
         (x) a certificate of a duly authorized officer of such Non-U.S. Lender to the effect that such Non-U.S. Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Company or any Subsidiary Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an "EXEMPTION CERTIFICATE") and (y) two (2) duly completed copies of IRS Form W-8BEN or applicable successor form. Each such Lender further agrees to deliver to the Company and the Administrative Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender in a form satisfactory to the Company and the Administrative Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Company and the Administrative Agent pursuant to this SECTION 2.15(E)(vi). Further, each Lender which delivers a form or certificate pursuant to this CLAUSE (vi) covenants and agrees to deliver to the Company and the Administrative Agent within fifteen (15) days prior to the expiration of such form, for so long as this Agreement is still in effect, another such certificate and/or two (2) accurate and complete original newly-signed copies of the applicable form (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder).

                  Each Lender shall promptly furnish to the Company and the Administrative Agent such additional documents as may be reasonably required by any Borrower or the Administrative Agent to establish any exemption from or reduction of any Taxes or Other Taxes required to be deducted or withheld and which may be obtained without undue expense to such Lender. Notwithstanding any other provision of this SECTION 2.15(E), no Borrower shall be obligated to gross up any payments to any Lender pursuant to SECTION 2.15(E)(i), or to indemnify any Lender pursuant to SECTION 2.15(E)(iii), in respect of United States federal withholding taxes to the extent imposed as a result of (x) the failure of such Lender to deliver to the Company the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to
         SECTION 2.15(E)(vi), (y) such form or forms and/or

         Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or (z) the Lender designating a successor Lending Installation at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; PROVIDED, HOWEVER, that the applicable Borrower shall be obligated to gross up any payments to any such Lender pursuant to SECTION 2.15(E)(i), and to indemnify any such Lender pursuant to SECTION 2.15(E)(iii) in respect of United States federal withholding taxes if
         (x) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or exemption certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the date hereof, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or the certifications made in such form or forms or Exemption Certificate untrue or inaccurate in any material respect, (y) the redesignation of the Lender's Lending Installation was made at the request of the Company or (z) the obligation to gross up payments to any such Lender pursuant to SECTION 2.15(E)(i), or to indemnify any such Lender pursuant to SECTION 2.15(E)(iii), is with respect to a Purchaser that becomes a Purchaser as a result of an assignment made at the request of the Company.

         2.16 NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND AGGREGATE REVOLVING LOAN COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment reduction notice, Borrowing/Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify the applicable Borrower and each Lender of the interest rate applicable to each Fixed-Rate Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.17 LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation. Each Lender may, by written or facsimile notice to the Administrative Agent and the Company, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.18 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless a Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of any Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the applicable Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.

         2.19 TERMINATION DATE. This Agreement shall be effective until the Facility Termination Date. Notwithstanding the termination of this Agreement, until (A) all of the Obligations (other than contingent indemnity obligations) shall have been fully and indefeasibly paid and satisfied and (B) all commitments of the Lenders to extend credit hereunder have expired or have been terminated (collectively, the "TERMINATION CONDITIONS"), all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

         2.20 REPLACEMENT OF CERTAIN LENDERS. In the event a Lender ("AFFECTED LENDER") shall have: (i) failed to fund its Pro Rata Share of any Advance requested by the applicable Borrower, which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured, (ii) requested compensation from any Borrower under SECTIONS 2.15(E), 4.1 or 4.2 to recover Taxes, Other Taxes or other additional costs incurred by such Lender which are not being incurred generally by the other Lenders, or (iii) delivered a notice pursuant to SECTION 4.3 claiming that such Lender is unable to extend Eurocurrency Rate Loans to the Company for reasons not generally applicable to the other Lenders, then, in any such case, after the engagement of one or more "Replacement Lenders" (as defined below) by the Company and/or the Administrative Agent, the Company or the Administrative Agent may make written demand on such Affected Lender (with a copy to the Administrative Agent in the case of a demand by the Company and a copy to the Company in the case of a demand by the Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall use commercially reasonable efforts to assign pursuant to one or more duly executed Assignment Agreements five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of SECTION 14.3(A) which the Company or the Administrative Agent, as the case may be, shall have engaged for such purpose ("REPLACEMENT LENDER"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Revolving Loan Commitment and all Loans owing to it) in accordance with SECTION 14.3. The Administrative Agent is authorized to execute one or more of such assignment agreements as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. With respect to such assignment the Affected Lender shall be entitled to receive, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under SECTIONS 2.15(E), 4.1, and 4.2 with respect to such Affected Lender and compensation payable under SECTION 2.15(C) in the event of any replacement of any Affected Lender under CLAUSE (ii) or CLAUSE (iii) of this SECTION 2.20; provided that upon such Affected Lender's replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15(E), 4.1, 4.2, 4.4, and 11.7, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under SECTION 12.8.

         2.21 (RESERVED).

         2.22 JUDGMENT CURRENCY. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the "SPECIFIED CURRENCY") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's office in New York, New York on the Business Day preceding that on which the final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under SECTION 13.2, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

         2.23 (RESERVED).

         2.24 SUBSIDIARY BORROWERS. The Company may at any time or from time to time, with the consent of the Administrative Agent add as a party to this Agreement any Wholly-Owned Subsidiary to be a "Subsidiary Borrower" hereunder by the execution and delivery to the Administrative Agent and the Lenders of (a) a duly completed Assumption Letter by such Subsidiary, with the written consent of the Company at the foot thereof and (b) such other guaranty and subordinated intercompany indebtedness documents as may be reasonably required by the Administrative Agent, such documents with respect to any additional Subsidiaries to be substantially similar in form and substance to the Loan Documents executed on or about the date hereof by the Subsidiaries parties hereto as of the Closing Date. Upon such execution, delivery and consent such Subsidiary shall for all purposes be a party hereto as a Subsidiary Borrower as fully as if it had executed and delivered this Agreement. So long as the principal of and interest on any Advances made to any Subsidiary Borrower under this Agreement shall have been repaid or paid in full and all other obligations of such Subsidiary Borrower under this Agreement shall have been fully performed, the Company may, by not less than five (5) Business Days' prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), terminate such Subsidiary Borrower's status as a "Subsidiary Borrower".

ARTICLE III: (RESERVED)

ARTICLE IV: CHANGE IN CIRCUMSTANCES

         4.1 YIELD PROTECTION. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith,

         (A) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from any Borrower (excluding taxation of the overall net income of any Lender or taxation of a similar basis, which are governed by SECTION 2.15(E)), or changes the basis of taxation of payments to any Lender in respect of its Revolving Loan Commitment, Loans or other amounts due it hereunder, or

         (B) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Rate Loans) with respect to its Revolving Loan Commitment, Loans, or

         (C) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Revolving Loan Commitment or Loans or reduces any amount received by any Lender or any applicable Lending Installation in connection with its Revolving Loan Commitment or Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Revolving Loan Commitment or Loans or interest received by it, by an amount deemed material by such Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining its Revolving Loan Commitment or Loans or to reduce any amount received under this Agreement, then, within fifteen (15) days after receipt by the Company or any other Borrower of written demand by such Lender pursuant to SECTION 4.5, the applicable Borrowers shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Revolving Loan Commitment.

         4.2 CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines (i) the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a "Change" (as defined below), and (ii) such increase in capital will result in an increase in the cost to such Lender of maintaining its Revolving Loan Commitment, Loans, or its obligation to make Loans hereunder, then, within fifteen (15) days after receipt by the Company or any other Borrower of written demand by such Lender pursuant to SECTION 4.5, the applicable Borrowers shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Revolving Loan Commitment, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the "Risk-Based Capital Guidelines" (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such Risk-Based Capital Guidelines or any other capital requirements passed prior to the date hereof, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and
(ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         4.3 AVAILABILITY OF TYPES OF ADVANCES. If (i) any Lender determines that maintenance of its Eurocurrency Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (ii) the Required Lenders determine that (x) deposits of a type or maturity appropriate to match fund Fixed-Rate Advances are not available or (y) the interest rate applicable to a Fixed-Rate Advance does not accurately reflect the cost of making or maintaining such an Advance, then the Administrative Agent shall suspend the availability of the affected Type of Advance and, in the case of any occurrence set forth in clause
(i), require any Advances of the affected Type to be repaid or converted into another Type.

         4.4 FUNDING INDEMNIFICATION. If any payment of a Fixed-Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, or otherwise, or a Fixed-Rate Advance is not made on the date specified by the applicable Borrower for any reason other than default by the Lenders, the Borrowers shall indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed-Rate Advance.

         4.5 LENDER STATEMENTS; SURVIVAL OF INDEMNITY. If reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed-Rate Loans to reduce any liability of any Borrower to such Lender under SECTIONS 4.1 and 4.2 or to avoid the unavailability of a Type of Advance under SECTION 4.3, so long as such designation is not, in such Lender's judgment, disadvantageous to such Lender. Any demand for compensation pursuant to this ARTICLE IV shall be in writing and shall state the amount due, if any, under SECTION 4.1, 4.2 or 4.4 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount. Such written demand shall be rebuttably presumed correct for all purposes. Determination of amounts payable under such Sections in connection with a Fixed-Rate Loan shall be calculated as though each Lender funded its Fixed-Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Fixed-Rate applicable to such Loan, whether in fact that is the case or not. The obligations of the Company and the other Borrowers under SECTIONS 4.1, 4.2 and 4.4 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE V: CONDITIONS PRECEDENT

         5.1 INITIAL ADVANCES. The Lenders shall not be required to make the initial Loans unless (i) such initial Loans are made not later than November 15, 1999; and (ii) the Company has furnished to the Administrative Agent each of the following, with sufficient copies for the Lenders, and the other conditions set forth below have been satisfied:

         (A) Copies of the Spin-off Materials and such other information with respect to the Spin-off as the Lead Arrangers may reasonably request, which shall be in form and substance satisfactory to the Administrative Agent, and evidence satisfactory to the Administrative Agent that all conditions precedent thereunder or otherwise to the consummation of the Spin-off (other than payment of the Dividend) shall have been satisfied (and not waived).

         (B) Arrangements satisfactory to the Administrative Agent shall have been made for the consummation of the Spin-off promptly following the initial Loans.

         (C) Copies of the Certificate of Incorporation of each of the Loan Parties, together with all amendments thereto and a certificate of good standing, all certified by the appropriate governmental officer in its jurisdiction of incorporation.

         (D) Copies, certified by the Secretary or Assistant Secretary of each of the Loan Parties of their respective By-Laws and of their respective Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents.

         (E) An incumbency certificate, executed by the Secretary or Assistant Secretary of each of the Loan Parties, which shall identify by name and title and bear the signature of the officers of the applicable Loan Party authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the applicable Loan Party.

         (F) A certificate, in form and substance satisfactory to the Administrative Agent, signed by the chief financial officer of the Company, stating that on the date of this Agreement (which shall be the initial Borrowing
Date) all the representations and warranties of the Loan Parties in the Loan Documents are true and correct (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true in all material respects as of such date) and no Default or Unmatured Default has occurred and is continuing.

         (G) The written opinions of the Loan Parties' US counsel, and, if applicable, foreign counsel, addressed to the Agents and the Lenders, in form and substance satisfactory to the Administrative Agent.

         (H) Evidence reasonably satisfactory to the Administrative Agent that the Company and each of its Subsidiaries (a) has made a reasonable assessment of the Year 2000 Issues; (b) has a program for remediating the Year 2000 Issues, including a timetable and budget of anticipated costs; and (c) has a source of funds as required in such budget.

         (I) The capital structure and corporate structure of the Company and its Subsidiaries is consistent in all material respects with the Spin-off Materials, and there exists no injunction or temporary restraining order which, in the reasonable judgment of the Administrative Agent, could prohibit or impose material restrictions on the Spin-off or prohibit the making of the Loans and the other transactions contemplated by the Loan Documents or any litigation seeking such an injunction or restraining order.

         (J) A written solvency certificate from the chief financial officer of the Borrower in form and substance satisfactory to the Administrative Agent, dated the initial Borrowing Date, with respect to the value, Solvency and other factual information of or relating to, as the case may be, the Borrower and its Subsidiaries on a consolidated basis, after giving effect to the Dividend, the Spin-off, and the incurrence of Indebtedness related thereto (including the initial extensions of credit hereunder).

         (K) The Administrative Agent shall have received (i) pro forma opening financial statements giving effect to the Spin-off which must not be materially less favorable, in the Administrative Agent's reasonable judgment, than the projections previously provided to the Lead Arrangers and which must demonstrate, in the reasonable judgment of the Administrative Agent, together with all other information then available to the Administrative Agent, that the Company and its Subsidiaries can repay their debts and satisfy their respective other obligations as and when due, and can comply with the financial covenants set forth herein, (ii) a certificate from an Authorized Officer demonstrating to the satisfaction of the Administrative Agent that as of October 1, 1999, but giving pro forma effect to the Spin-off, the Company would have been in compliance with the financial covenants in SECTION 7.4 at the level prescribed for the fiscal quarter ending December 31, 1999 and (iii) such information as the Administrative Agent may reasonably request to confirm the tax, legal and business assumptions made in such pro forma financial statements.

         (L) The Administrative Agent shall have received a satisfactory business plan for the Company for the five fiscal years following the Closing Date, including a projected consolidated balance sheet, consolidated statements of income, retained earnings and cash flow with assumptions used in preparing the statements.

         (M) All governmental, shareholder and third party consents and approvals necessary in connection with this Agreement, the Spin-off and the other transactions contemplated hereby shall have been obtained; all such consents and approvals shall be in full force and effect; and all applicable waiting periods shall have expired without any action being taken by any Governmental Authority that could restrain, prevent or impose any material adverse conditions on the Spin-off or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of any of the Agents could have such effect.

         (N) There shall not have occurred a material adverse change since June 30, 1999 in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

         (O) The Agents, Lenders and/or their Affiliates shall have received all fees and expenses, including fees and expenses of Winston & Strawn, required to be paid on or before the Closing Date.

         (P) The Administrative Agent shall have received evidence satisfactory to it that all outstanding Indebtedness of the Company and its Subsidiaries except for Permitted Existing Indebtedness has been paid in full and all Liens securing such Indebtedness shall have been terminated.

         (Q) Such other documents as the Administrative Agent or any Lender or its counsel may have reasonably requested.

         5.2 INITIAL ADVANCE TO EACH NEW SUBSIDIARY BORROWER. No Lender shall be required to make an Advance hereunder to a new Subsidiary Borrower added after the Closing Date unless the Company has furnished or caused to be furnished to the Administrative Agent with sufficient copies for the Lenders:

         (A) The Assumption Letter executed and delivered by such Subsidiary Borrower and containing the written consent of the Company thereon, as contemplated by SECTION 2.24.

         (B) Copies, certified by the Secretary, Assistant Secretary, Director or Officer of the Subsidiary Borrower, of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by the Administrative Agent) approving the Assumption Letter.

         (C) An incumbency certificate, executed by the Secretary, Assistant Secretary, Director or Officer of the Subsidiary Borrower, which shall identify by name and title and bear the signature of the officers of such Subsidiary Borrower authorized to sign the Assumption Letter and the other documents to be executed and delivered by such Subsidiary Borrower hereunder, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company.

         (D) An opinion of counsel to such Subsidiary Borrower, in form and substance satisfactory to the Administrative Agent.

         (E) Guaranty documentation and contribution agreement documentation from such Subsidiary Borrower in form and substance satisfactory to the Administrative Agent.

         (F) With respect to the initial Advance made to any Subsidiary Borrower organized under the laws of England and Wales, the Administrative Agent shall have received originals and/or copies, as applicable, of all filings required to be made and such other evidence as the Administrative Agent may require establishing to the Administrative Agent's satisfaction that each Lender, is entitled to receive payments under the Loan Documents without deduction or withholding of any English taxes or with such deductions and withholding of English taxes as may be acceptable to the Administrative Agent.

         5.3 EACH ADVANCE AND EACH CONVERSION OR CONTINUATION OF AN ADVANCE. The Lenders shall not be required to make any Loan, or convert or continue any Advance, unless on the applicable Borrowing Date:

                  (A) There exists no Default or Unmatured Default;

                  (B) All of the representations and warranties contained in
         ARTICLE VI are true and correct in all material respects as of such Borrowing Date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true in all material respects as of such date);

                  (C) The Revolving Credit Obligations do not, and after making such proposed Advance would not, exceed the Aggregate Revolving Loan Commitment; and

                  (D) the Administrative Agent has received a timely Borrowing Notice with respect to the applicable Loan.

         Each Borrowing/Conversion/Continuation Notice with respect to each such Advance shall constitute a representation and warranty by the Company that the conditions contained in SECTIONS 5.3(A), (B) and (C) have been satisfied (except, in the case of any conversion or continuation of a Loan, SECTION 6.5).

ARTICLE VI: REPRESENTATIONS AND WARRANTIES

         In order to induce the Agents and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrowers, the Company represents and warrants as follows to each Lender and the Administrative Agent as of the date of this Agreement and on the Closing Date, giving effect to the consummation of the transactions contemplated by the Loan Documents and the Spin-off Materials as if each had occurred on the date hereof, and thereafter on each date as required by SECTION 5.2 and 5.3:

         6.1 ORGANIZATION; CORPORATE POWERS. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to do so would not have a Material Adverse Effect.

         6.2 AUTHORIZATION AND VALIDITY. The Company has the requisite power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Company of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         6.3 NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by the Company of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any Subsidiary or the Company's or any Subsidiary's articles of incorporation or by-laws or other constitutive documents and agreements or the provisions of any indenture, instrument or agreement to which the Company or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the property of the Company or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize the Company, or is required to be obtained by the Company in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

         6.4 FINANCIAL STATEMENTS. Each of the consolidated financial statements of the Company and its Subsidiaries for the fiscal years ended June 30, 1996, June 27, 1997 and July 3, 1998 were prepared in accordance with Agreement Accounting Principles except that restatements reflected in the Form 10 have not been included for the Australian write-off and the 1998 restructuring reserves; and the consolidated financial statements of the Company and its Subsidiaries included in the Form 10 were prepared in accordance with Agreement Accounting Principles and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries at such dates and the consolidated results of their operations for the periods then ended.

         6.5 MATERIAL ADVERSE CHANGE. Since July 2, 1999, there has occurred no change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects, of the Company, or the Company and its Subsidiaries taken as a whole or any other event which has had or could reasonably be expected to have a Material Adverse Effect.

         6.6 TAXES. The Company and the Subsidiaries have filed all United States federal tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed (other than to secure payment of contested taxes in an amount not to exceed $5,000,000 in any one case and $10,000,000 in the aggregate) and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any taxes or other governmental charges are adequate.

         6.7 LITIGATION AND CONTINGENT OBLIGATIONS. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) challenging the Spin-off or validity or enforceability of any material provision of the Loan Documents or (ii) which could reasonably be expected to have a Material Adverse Effect. There is no material loss contingency within the meaning of Agreement Accounting Principles which has not been reflected in the consolidated financial statements of the Company set forth in the Form 10 or prepared and delivered pursuant to SECTION 7.1(A) for the fiscal period during which such material loss contingency was incurred. Neither the Company nor any of its Subsidiaries is subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which could reasonably be expected to have a Material Adverse Effect.

         6.8 SUBSIDIARIES. SCHEDULE 6.8 hereto contains an accurate list of all of the Subsidiaries of the Company in existence on the date of this Agreement, setting forth their respective jurisdictions of formation and the percentage of their respective capital stock owned directly or indirectly by the Company or other Subsidiaries. All of the issued and outstanding Capital Stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

         6.9 ERISA. As at March 31, 1999 the Unfunded Liabilities of all Single Employer Plans did not in the aggregate exceed $0. Each Plan complies in all material respects with all applicable requirements of law and regulations. No Reportable Event has occurred with respect to any Single Employer Plan having any Unfunded Liability which has or may reasonably be expected to result in a liability to the Company in excess of $10,000,000. Neither the Company nor any other members of the Controlled Group has terminated any Single Employer Plan without in each instance funding all vested benefit obligations thereunder. Each member of the Controlled Group has fulfilled its minimum funding obligations with respect to each Multiemployer Plan.

         6.10 ACCURACY OF INFORMATION. No information, exhibit or report furnished by the Company or any Subsidiary to any Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, including, without limitation, the Form 10, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

         6.11 REGULATION U. Margin Stock constitutes less than 25% of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         6.12 MATERIAL AGREEMENTS. Neither the Company nor any of its Subsidiaries is a party to any Contractual Obligation the performance of which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any charter or other restriction in any constitutive agreement or document affecting its business, properties, financial condition, prospects or results of operations which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

         6.13 COMPLIANCE WITH LAWS. The Company and its Subsidiaries have complied with all Requirements of Law except to the extent that such non-compliance could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any Requirements of Law or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         6.14 OWNERSHIP OF PROPERTIES. On the date of this Agreement, the Company and its Subsidiaries have good title, free of all Liens, to all of the properties and assets reflected in the financial statements included in the Form 10 as owned by it, except Liens permitted under SECTION 7.3(C).

         6.15 STATUTORY INDEBTEDNESS RESTRICTIONS. Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.

         6.16 ENVIRONMENTAL MATTERS. Each of the Company and its Subsidiaries is in compliance with all Environmental, Health or Safety Requirements of Laws in effect in each jurisdiction where it is presently doing business and as to which the failure to so comply, in the aggregate for all such failures, would not reasonably be likely to subject the Company to liability that would have a Material Adverse Effect. Neither the Company nor any Subsidiary is subject to any liability under the Environmental, Health or Safety Requirements of Laws in effect in each jurisdiction where it is presently doing business that could reasonably be expected to have a Material Adverse Effect. As of the date hereof, neither the Company nor any Subsidiary has received any:

         (A) notice from any Governmental Authority by which any of the Company's or such Subsidiary's present or previously-owned or leased property has been identified in any manner by any such Governmental Authority as a hazardous substance disposal or removal site, "Super Fund" clean-up site or candidate for removal or closure pursuant to any Environmental, Health or Safety Requirements of Law; or

         (B) notice of any Lien arising under or in connection with any Environmental, Health or Safety Requirements of Law that has attached to any of the Company's or such Subsidiary's owned or leased property or any revenues of the Company's or such Subsidiary's owned or leased property; or

         (C) communication, written or oral, from any Governmental Authority concerning action or omission by the Company or such Subsidiary in connection with its ownership or leasing of any property resulting in the release of any hazardous substance resulting in any violation of any Environmental, Health or Safety Requirements of Law;

where the effect of which, in the aggregate for all such notices and communications, could reasonably be expected to have a Material Adverse Effect.

         6.17 INSURANCE. The properties and assets and business of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Subsidiaries of the Company (unless consented to by the Administrative Agent), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and are similarly situated.

         6.18 LABOR MATTERS. As of the Closing Date, no labor disputes, strikes or walkouts affecting the operations of the Company or any of its Subsidiaries, are pending, or, to the Company's knowledge, threatened, planned or contemplated which could reasonably be expected to have a Material Adverse Effect.

         6.19 SOLVENCY. After giving effect to (i) the extensions of credit to be made hereunder and under the 364-Day Agreement on the Closing Date and the Dividend to be paid on the Closing Date or such other date as Loans requested hereunder are made, (ii) the other transactions contemplated by this Agreement and the other Loan Documents, including the Spin-off and (iii) the payment and accrual of all transaction costs with respect to the foregoing, the Company and its Subsidiaries taken as a whole are Solvent.

         6.20 YEAR 2000 ISSUES. Each of the Company and its Subsidiaries has made a reasonable assessment of the Year 2000 Issues and has a program for remediating the Year 2000 Issues on a timely basis. Based on this assessment and program, the Company does not reasonably anticipate any Material Adverse Effect as a result of Year 2000 Issues.

         6.21 DEFAULT. No Default or Unmatured Default has occurred and is continuing.

         6.22 REPRESENTATIONS AND WARRANTIES OF EACH SUBSIDIARY BORROWER. Each Subsidiary Borrower represents and warrants to the Lenders that:

         (A) ORGANIZATION AND CORPORATE POWERS. Such Subsidiary Borrower (i) is a company duly formed and validly existing and in good standing under the laws of the state or country of its organization (such jurisdiction being hereinafter referred to as the "HOME COUNTRY"); (ii) has the requisite power and authority to own its property and assets and to carry on its business substantially as now conducted except where the failure to have such requisite authority would not have a material adverse effect on such Subsidiary Borrower; and (iii) has the requisite power and authority and legal right to execute and deliver each Loan Document to which it is a party and the performance by it of its obligations thereunder have been duly authorized by proper corporate proceedings.

         (B) BINDING EFFECT. Each Loan Document executed by such Subsidiary Borrower is the legal, valid and binding obligations of such Subsidiary Borrower enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

         (C) NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by such Subsidiary Borrower of the Loan Documents to which it is a party, nor the consummation by it of the transactions therein contemplated to be consummated by it, nor compliance by such Subsidiary Borrower with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Subsidiary Borrower or any of its Subsidiaries or such Subsidiary Borrower's or any of its Subsidiaries' memoranda or articles of association or the provisions of any indenture, instrument or agreement to which such Subsidiary Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien in, of or on the property of such Subsidiary Borrower or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement in any such case which violation, conflict, default, creation or imposition could reasonably be expected to have a material adverse effect on such Subsidiary Borrower. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental agency is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

         (D) FILING. To ensure the enforceability or admissibility in evidence of this Agreement and each Loan Document to which such Subsidiary Borrower is a party in its Home Country, it is not necessary that this Agreement or any other Loan Document to which such Subsidiary Borrower is a party or any other document be filed or recorded with any court or other authority in its Home Country or that any stamp or similar tax be paid to or in respect of this Agreement or any other Loan Document of such Subsidiary Borrower. The qualification by any Lender or the Administrative Agent for admission to do business under the laws of such Subsidiary Borrower's Home Country does not constitute a condition to, and the failure to so qualify does not affect, the exercise by any Lender or the Administrative Agent of any right, privilege, or remedy afforded to any Lender or the Administrative Agent in connection with the Loan Documents to which such Subsidiary Borrower is a party or the enforcement of any such right, privilege, or remedy against such Subsidiary Borrower. The performance by any Lender or the Administrative Agent of any action required or permitted under the Loan Documents will not (i) violate any law or regulation of such Subsidiary Borrower's Home Country or any political subdivision thereof, (ii) result in any tax or other monetary liability to such party pursuant to the laws of such Subsidiary Borrower's Home Country or political subdivision or taxing authority thereof (PROVIDED that, should any such action result in any such tax or other monetary liability to the Lender or the Administrative Agent, the Borrowers hereby agree to indemnify such Lender or the Administrative Agent, as the case may be, against (x) any such tax or other monetary liability and (y) any increase in any tax or other monetary liability which results from such action by such Lender or the Administrative Agent and, to the extent the Borrowers make such indemnification, the incurrence of such liability by the Administrative Agent or any Lender will not constitute a Default) or (iii) violate any rule or regulation of any federation or organization or similar entity of which the such Subsidiary Borrower's Home Country is a member.

         (E) NO IMMUNITY. Neither such Subsidiary Borrower nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process. Such Subsidiary Borrower's execution and delivery of the Loan Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

         (F) APPLICATION OF REPRESENTATIONS AND WARRANTIES. It is understood and agreed by the parties hereto that the representations and warranties of each Subsidiary Borrower in this SECTION 6.22 shall only be applicable to such Subsidiary Borrower on and after the date of its execution of an Assumption Letter.

         6.23 FOREIGN EMPLOYEE BENEFIT MATTERS. (a) Each Foreign Employee Benefit Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan; (b) the aggregate of the accumulated benefit obligations under all Foreign Pension Plans does not exceed to any material extent the current fair market value of the assets held in the trusts or similar funding vehicles for such Plans; (c) with respect to any Foreign Employee Benefit Plan maintained or contributed to by the Company or any Subsidiary or any member of its Controlled Group (other than a Foreign

Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained; and (d) there are no material actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Company and its Subsidiaries, threatened against the Company or any Subsidiary of it or any member of its Controlled Group with respect to any Foreign Employee Benefit Plan.


ARTICLE VII: COVENANTS

         The Company covenants and agrees that so long as any Revolving Loan Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than contingent indemnity obligations), unless the Required Lenders shall otherwise give prior written consent:

         7.1 REPORTING. The Company shall:

         (A) FINANCIAL REPORTING. Send to the Agents and the Lenders:

                  (i) QUARTERLY REPORTS. As soon as practicable and in any event within forty-five (45) days after the end of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, consolidated and consolidating unaudited balance sheets as at the end of each such period and consolidated and consolidating statement of income and consolidated and consolidating statement of changes in owners' equity, and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, presented on the same basis as described in SECTION 7.1(A)(ii) and on a comparative basis with the statements for such period in the prior fiscal year of the Company.

                  (ii) ANNUAL REPORTS. As soon as practicable, and in any event within ninety (90) days after the end of each of its fiscal years, (a) an audit report, certified (as to consolidated, but not consolidating statements) by internationally recognized independent certified public accountants, prepared in accordance with generally accepted accounting principles, on a consolidated and consolidating basis for itself and the Subsidiaries, including balance sheets as of the end of such period, related statement of income and consolidated and consolidating statement of changes in owners' equity, and a statement of cash flows, which audit report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of operations and cash flows for the periods indicated in conformity with generally accepted accounting principles and that the examination by such accountants in connection with such consolidated and consolidating financial statements has been made in accordance with generally accepted auditing standards and (b) projected balance sheets, statements of income and cash flows for the three succeeding fiscal years, prepared in accordance with generally accepted accounting principles, on a consolidated basis, together with the appropriate supporting details and a statement of underlying assumptions, all in form similar to those delivered to the Lead Arrangers prior to the Closing Date.

                  (iii) OFFICER'S CERTIFICATE. Together with each delivery of any financial statement (a) pursuant to CLAUSES (i) and (ii) of this
         SECTION 7.1(A), an Officer's Certificate of the

         Company, substantially in the form of EXHIBIT E attached hereto and made a part hereof, stating that as of the date of such Officer's Certificate no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and
         (b) pursuant to CLAUSES (i) and (ii) of this SECTION 7.1(A), a compliance certificate, substantially in the form of EXHIBIT F attached hereto and made a part hereof, signed by the Company's chief financial officer, chief accounting officer or treasurer, setting forth calculations for the period then ended for SECTION 2.5(B), if applicable, which demonstrate compliance, when applicable, with the provisions of SECTIONS 7.3(A) through (G) and SECTION 7.4, and which calculate the Leverage Ratio for purposes of determining the then Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage.

         (B) NOTICE OF DEFAULT. Promptly upon any of the chief executive officer, chief operating officer, chief financial officer, treasurer, controller or general counsel of the Company obtaining actual knowledge (i) of any condition or event which constitutes a Default or Unmatured Default, or becoming aware that any Lender or Administrative Agent has given any written notice to any Authorized Officer with respect to a claimed Default or Unmatured Default under this Agreement, or (ii) that any Person has given any written notice to any Authorized Officer or any Subsidiary of the Company or taken any other action with respect to a claimed default or event or condition of the type referred to in SECTION 8.1(D), the Company shall deliver to the Administrative Agent and the Lenders an Officer's Certificate specifying (a) the nature and period of existence of any such claimed default, Default, Unmatured Default, condition or event, (b) the notice given or action taken by such Person in connection therewith, and (c) what action the Company has taken, is taking and proposes to take with respect thereto.

         (C) LAWSUITS. (i) Promptly upon the Company obtaining actual knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration, by or before any Governmental Authority, against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries not previously disclosed pursuant to SECTION 6.7, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Company's reasonable judgment, the Company or any of its Subsidiaries to liability in an amount aggregating $10,000,000 or more (exclusive of claims covered by insurance policies of the Company or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims and exclusive of claims covered by the indemnity of a financially responsible indemnitor in favor of the Company or any of its Subsidiaries unless the indemnitor has disclaimed or reserved the right to disclaim coverage thereof), give written notice thereof to the Administrative Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; and (ii) in addition to the requirements set forth in CLAUSE (i) of this SECTION 7.1(C), upon request of the Administrative Agent or the Required Lenders, promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to CLAUSE (i) above and provide such other information as may be reasonably available to it that would not jeopardize any attorney-client privilege by disclosure to the Lenders to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.

         (D) ERISA NOTICES. Deliver or cause to be delivered to the Administrative Agent and the Lenders, at the Company's expense, the following information and notices as soon as reasonably possible, and in any event:

                  (i) within ten (10) Business Days after the Company, or within twenty-five (25) Business Days after any member of the Controlled Group, obtains knowledge that a Termination Event has occurred which could reasonably be expected to subject the Company to liability in excess of $25,000,000, a written statement of the chief financial officer, treasurer or designee of the Company describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

                  (ii) within ten (10) Business Days after the Company, or within twenty-five (25) days after any of its Subsidiaries, obtains knowledge that a material non-exempt prohibited transaction (defined in Sections 406 of ERISA and Section 4975 of the Code) has occurred, a statement of the chief financial officer, treasurer or designee of the Company describing such transaction and the action which the Company or such Subsidiary has taken, is taking or proposes to take with respect thereto;

                  (iii) within ten (10) Business Days after the Company, or within twenty-five (25) days after any of its Subsidiaries, receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, copies of each such letter;

                  (iv) within ten (10) Business Days with respect to the Company, and within twenty-five (25) days with respect to a member of the Controlled Group, after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Company or a member of the Controlled Group with respect to such request;

                  (v) within ten (10) Business Days after receipt by the Company, or within twenty-five (25) Business Days of the receipt by any member of the Controlled Group of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

                  (vi) within ten (10) Business Days after the Company, or within twenty-five (25) days after any member of the Controlled Group, fails to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment, a notification of such failure;

                  (vii) within ten (10) Business Days after the establishment of any Foreign Employee Benefit Plan or the commencement of, or obligation to commence, contributions to any Foreign Employee Benefit Plan to which the Company or any Subsidiary was not previously contributing, where the aggregate annual contributions to such Plan(s) resulting therefrom are or could reasonably be expected to be in excess of $10,000,000, notification of such establishment, commencement or obligation to commence and the amount of such contributions; and

For purposes of this SECTION 7.1(D), the Company, any of its Subsidiaries and any member of the Controlled Group shall be deemed to know all facts known by the administrator of any Plan which is a Single Employer Plan and which is sponsored by such Company, Subsidiary or member of the Controlled Group, respectively, and shall be deemed to know all facts known by the administrator of any other Plan which is a Single Employer Plan fifteen (15) days after knowledge by such administrator.

         (E) LABOR MATTERS. Notify the Administrative Agent and the Lenders in writing, promptly upon an Authorized Officer learning of (i) any material labor dispute to which the Company or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities and (ii) any material Worker Adjustment and Retraining Notification Act liability incurred with respect to the closing of any plant or other facility of the Company or any of its Subsidiaries.

         (F) OTHER INDEBTEDNESS. Deliver to the Administrative Agent (i) a copy of each regular report, notice or communication regarding potential or actual defaults (including any accompanying officer's certificate) delivered by or on behalf of the Company to the holders of funded Indebtedness with an aggregate outstanding principal amount in excess of $10,000,000 pursuant to the terms of the agreements governing such Indebtedness, such delivery to be made at the same time and by the same means as such notice of default is delivered to such holders, and (ii) a copy of each notice or other communication received by the Company from the holders of funded Indebtedness with an aggregate outstanding principal amount in excess of $10,000,000 regarding potential or actual defaults pursuant to the terms of such Indebtedness, such delivery to be made promptly after such notice or other communication is received by the Company.

         (G) OTHER REPORTS. Deliver or cause to be delivered to the Administrative Agent and the Lenders copies of (i) all financial statements, reports and non-routine notices, if any, sent or made available generally by the Company to its securities holders or filed with the Commission by the Company, and (ii) all notifications received from the Commission by the Company or its Subsidiaries pursuant to the Securities Exchange Act of 1934 and the rules promulgated thereunder other than routine reminders or notices that do not relate to specific violations of rules promulgated by the Commission. The Company shall include the Administrative Agent and the Lenders on its standard distribution lists for all press releases made available generally by the Company or any of the Company's Subsidiaries to the public concerning material developments in the business of the Company or any such Subsidiary.

         (H) ENVIRONMENTAL NOTICES. As soon as possible and in any event within fifteen (15) days after receipt by the Company, deliver to the Administrative Agent and the Lenders a copy of (i) any notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the Release by the Company, any of its Subsidiaries, or any other Person of any Contaminant into the environment, and (ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by the Company or any of its Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to subject the Company and each of its Subsidiaries to liability individually or in the aggregate in excess of $10,000,000.

         (I) OTHER INFORMATION. Promptly upon receiving a request therefor from the Administrative Agent, prepare and deliver to the Administrative Agent and the Lenders such other information with respect to the Company or any of its Subsidiaries, as from time to time may be reasonably requested by the Administrative Agent.

         7.2 AFFIRMATIVE COVENANTS.

         (A) CORPORATE EXISTENCE, ETC. The Company shall, and shall cause each of its Subsidiaries to, at all times maintain its corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses except where, in the case of Subsidiaries, failure to do so could not reasonably be expected to have a Material Adverse Effect.

         (B) CORPORATE POWERS. The Company shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or could reasonably be expected to have a Material Adverse Effect.

         (C) COMPLIANCE WITH LAWS, ETC. The Company shall, and shall cause its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, prospects, properties, assets or operations of such Person, and (b) obtain as needed all permits necessary for its operations and maintain such permits in good standing unless failure to comply or obtain such permits could not reasonably be expected to have a Material Adverse Effect.

         (D) PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION. The Company shall pay, and cause each of its Subsidiaries to pay, (i) all material taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for material sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by SECTION 7.3(C)) upon any of the Company's or such Subsidiary's property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED, HOWEVER, that no such taxes, assessments and governmental charges referred to in CLAUSE (i) above or claims referred to in CLAUSE (ii) above (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with Agreement Accounting Principles shall have been made therefor.

         (E) INSURANCE. The Company will maintain, and will cause to be maintained on behalf of each of its Subsidiaries, insurance coverage by financially sound and reputable insurance companies or associations, against such casualties and contingencies, of such types and in such amounts as are customary for companies engaged in similar businesses and owning and operating similar properties, it being understood that the Company and its Subsidiaries may self-insure against hazards and risks with respect to which, and in such amounts, as the Company in good faith determines prudent and consistent with sound financial practice, and as are customary for companies engaged in similar businesses and owning and operating similar properties. The Company shall furnish to any Lender upon request full information as to the insurance carried.

           (F) INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. The Company shall permit and cause each of the Company's Subsidiaries to permit, any authorized representative(s) designated by either the Administrative Agent or any Lender (unless a Default has occurred and is continuing, only in conjunction with an inspection conducted by the Administrative Agent) to visit and inspect, for a reasonable purpose, any of the properties of the Company or any of its Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and their independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. The Company shall keep and maintain, and cause each of the Company's Subsidiaries to keep and maintain proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities.

            (G) ERISA COMPLIANCE. The Company shall, and shall cause each of the Company's Subsidiaries to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans, except for failures to comply which, in the aggregate, would not be reasonably likely to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $10,000,000.

             (H) MAINTENANCE OF PROPERTY. The Company shall cause all property used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times and except to the extent that the failure to so maintain such property could not be reasonably expected to have a Material Adverse Effect.

         (I) ENVIRONMENTAL COMPLIANCE. The Company shall, and shall cause each of the Company's Subsidiaries to comply with, all Environmental, Health or Safety Requirements of Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

         (J) USE OF PROCEEDS. The Borrowers shall use the proceeds of the Advances to fund the Dividend in whole or in part and to provide funds for the additional working capital needs and other general corporate purposes of the Company and its Subsidiaries, including, without limitation, the financing of Permitted Acquisitions. The Company will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to make any Acquisition other than a Permitted Acquisition made pursuant to SECTION 7.3(G).

         (K) Subsidiary Guarantees; Subsidiary Subordination Agreement. The Company will:

         (a) cause each Subsidiary Borrower that is a Domestic Subsidiary and each Domestic Subsidiary which is a Wholly-Owned Subsidiary and has assets with a book value in excess of $10,000,000 to execute the Guaranty (and from and after the Closing Date cause each other Subsidiary Borrower that is a Domestic Subsidiary and each other Domestic Subsidiary which is a Wholly-Owned Subsidiary and has such assets to execute and deliver to the Administrative Agent, within ten (10) days after becoming a Subsidiary Borrower or another Domestic Subsidiary which is a Wholly-Owned Subsidiary and has such assets, as applicable, an assumption or joinder agreement pursuant to which it agrees to be bound by the terms and provisions of the Guaranty (whereupon such Subsidiary shall become a "Guarantor" under this Agreement));

         (b) in the event that at any time the book value of the assets of all Domestic Subsidiaries which are not Wholly-Owned Subsidiaries and are not Guarantors exceed $100,000,000, within ten (10) days thereafter cause one or more of such Subsidiaries to execute and deliver to the Administrative Agent an assumption or joinder agreement pursuant to which it or they agree to be bound by the terms and provisions of the Guaranty (whereupon each such Subsidiary shall become a "Guarantor" under this Agreement) such that, after giving effect thereto, the book value of the assets of all Domestic Subsidiaries which are not Wholly-Owned Subsidiaries and are not Guarantors do not exceed $100,000,000;

         (c) cause each Subsidiary, before it makes a loan to any of the Borrowers, to execute the Subordination Agreement (and from and after the Closing Date cause each other Subsidiary to execute and deliver to the Administrative Agent, within ten
                  (10) days after becoming a Subsidiary, as applicable, an assumption or joinder agreement pursuant to which it agrees to be bound by the terms and provisions of the Subordination Agreement);

         (d) deliver and cause such Subsidiaries to deliver corporate resolutions, opinions of counsel, and such other corporate documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent; and

         (e) cause each Subsidiary which is a Subsidiary Borrower to be a Wholly-Owned Subsidiary for so long as it remains a Subsidiary Borrower.

         (L) YEAR 2000 ISSUES. The Company shall, and shall cause each of its Subsidiaries to, take all actions reasonably necessary to address the Year 2000 Issues so that any such Year 2000 Issues will not have a Material Adverse Effect. The Company shall provide the Administrative Agent and each of the Lenders information regarding the Company's and its Subsidiaries' program to address Year 2000 Issues. The Company shall advise the Administrative Agent, if after the date hereof, it determines that Year 2000 Issues could reasonably be expected to have a Material Adverse Effect.

         (M) FOREIGN EMPLOYEE BENEFIT COMPLIANCE. The Company shall, and shall cause each of its Subsidiaries and each member of its Controlled Group to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans, except for failures to comply which, in the aggregate, would not be reasonably likely to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $10,000,000.

         (N) PLEDGE AGREEMENTS. Within 30 days after the date of this Agreement, the Company and/or its Subsidiaries shall (a) grant, or cause to be granted, to the Collateral Agent, to equally and ratably secure the Obligations, the "Obligations" under the 364-Day Credit Agreement and all obligations of the Company or its Subsidiaries under Hedging Agreements entered into in connection with this Agreement or the 364-Day Credit Agreement, a pledge of 65% (or such lesser percentage as is owned by the Company or applicable Subsidiary which is not a Foreign Subsidiary) of the shares of the capital stock of each Subsidiary listed on SCHEDULE 7.2, in each case pursuant to a Pledge Agreement and (b) deliver to the Collateral Agent such Pledge Agreements, stock certificates and stock powers relating to such shares and such opinions of counsel and other documentation as the Collateral Agent may reasonably request. Notwithstanding the foregoing, the Collateral Agent may, in its discretion, extend the time period for delivery of the Pledge Agreements, stock certificates and stock powers referenced in the preceding sentence. In addition, within 30 days (or, as long as the Company uses its best efforts, such reasonably longer time as the Company may need) after the date that any other Subsidiary is or becomes a Foreign Subsidiary which is a Wholly-Owned Subsidiary, has assets with a book value in excess of $10,000,000 and is owned by the Company and/or one or more Domestic Subsidiaries, the Company shall, or as applicable shall cause its Domestic Subsidiaries to, grant or cause to be granted to the Collateral Agent a pledge of such Foreign Subsidiary's capital stock to the extent, in the manner and accompanied by the documentation described in the preceding sentence.

         7.3 NEGATIVE COVENANTS.

         (A) SALE OF RECEIVABLES. The Company shall not, nor shall it permit any Subsidiary to, sell or otherwise dispose of any Receivables, with or without recourse, except that the Company and the Subsidiaries may sell, transfer or pledge any of their respective Receivables; provided, in the case of United States domestic Receivables that the proceeds from the sale of such Receivables are used to prepay the Term Loans (as defined in the 5-Year Credit Agreement) in accordance with Section 2.5(C) of the 5-Year Credit Agreement.

         (B) SALES OF ASSETS. The Company shall not, nor shall it permit any Subsidiary to, consummate any Asset Sale, except:

                  (i) Asset Sales in connection with the sale of Receivables permitted under SECTION 7.3(A);

                  (ii) transfers of assets to the Company, between the Company and any Guarantor which is a Domestic Subsidiary or between any such Guarantors; and

                  (iii) sales, assignments, transfers, leases, conveyances or other dispositions of other assets if such transaction (a) is for not less than fair market value (as determined in good faith by the Company's chief financial officer), and (b) when combined with all such other transactions (each such transaction being valued at book value) and all Sale and

         Leaseback Transactions (each such Sale and Leaseback Transaction being valued at book value) during the period from the Closing Date to the date of such proposed transaction, represents the disposition of not greater than ten percent (10%) of the Company's Consolidated Net Assets at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into.

         (C) LIENS. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly create, incur, assume or permit to exist a Lien on or with respect to the Capital Stock of any Subsidiary of the Company. In addition, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective other property or assets except:

                  (i) Permitted Existing Liens;

                  (ii) Customary Permitted Liens;

                  (iii) Liens with respect to property acquired by the Company or any of its Subsidiaries after the date hereof (and not created in contemplation of such acquisition) pursuant to a Permitted Acquisition; PROVIDED, that such Liens shall extend only to the property so acquired;

                  (iv) Liens on Receivables created in connection with a transaction permitted under SECTION 7.3(A); PROVIDED, that each such Lien represents an interest no greater than the related purchaser's pro-rata interest in the pool of eligible Receivables so sold;

                  (v) Liens securing Indebtedness of a Subsidiary to the Company;

                  (vi) Additional Liens, provided the Indebtedness secured thereby does not exceed in the aggregate $10,000,000;

                  (vii) Liens, if any, created by the Loan Documents or otherwise securing the Obligations and Liens securing Indebtedness under the 5-Year Credit Agreement only to the extent such Liens are equal and ratable with, or subordinate to, any Liens granted to the Administrative Agent for the benefit of the Lenders; and

                  (viii) The replacement, extension or renewal of any Lien permitted above upon or in the same property theretofore subject thereto in connection with the replacement, extension or renewal (pursuant to Permitted Refinancing Indebtedness) of the obligations secured thereby.

                  (D) INDEBTEDNESS. The Company shall not, nor shall it permit any Subsidiary to, cause or permit, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                  (i) the Obligations;

                  (ii) Permitted Existing Indebtedness and related Permitted Refinancing Indebtedness of the type described in CLAUSE (i) of the definition thereof;

                  (iii) Indebtedness in an aggregate principal amount not to exceed $700,000,000 at any time incurred in connection with the 5-Year Credit Agreement and related Permitted Refinancing Indebtedness of the type described in CLAUSE (i) of the definition thereof;

                  (iv) Indebtedness arising from intercompany loans and advances from the Company or any Subsidiary to any Domestic Subsidiary which is a Guarantor; provided, that such Indebtedness shall be expressly subordinate to the payment in full in cash of the Obligations;

                  (v) Contingent Obligations to the extent permitted under
         SECTION 7.3(E);

                  (vi) Hedging Obligations;

                  (vii) Indebtedness incurred in connection with a securitization of Receivables; and

                  (viii) additional unsecured Indebtedness in an aggregate amount at any time outstanding not exceeding (a) $150,000,000, LESS (b) the aggregate amount of securitized (i) United States domestic Receivables in excess of $250,000,000, and (ii) European Receivables in excess of $100,000,000, less (c) the amount of Permitted Existing Indebtedness, of which not more than $50,000,000 may be incurred by Subsidiaries which are not Subsidiary Borrowers or Guarantors; and

                  (ix) additional unsecured Indebtedness, the proceeds of which are used to repay the Term Loans under the 5-Year Agreement.

         (E) CONTINGENT OBLIGATIONS. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly create or become or be liable with respect to any Contingent Obligation, except: (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) Permitted Existing Contingent Obligations; (iii) obligations, warranties, guaranties and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business and not for the benefit of or in favor of an Affiliate of the Company or such Subsidiary; (iv) Contingent Obligations of the Subsidiaries of the Company (a) under the Guaranty to which they are a party and (b) as guarantors of the 5-Year Credit Agreement, (v) obligations arising under or related to the Loan Documents; (vi) Contingent Obligations in respect of other Indebtedness permitted by Section 7.3(D) above, and (vii) additional Contingent Obligations in an aggregate amount not to exceed in the aggregate five percent (5%) of Consolidated Net Worth at any one time outstanding.

         (F) RESTRICTED PAYMENTS. The Company shall not, nor shall it permit any Subsidiary to, make or declare any Restricted Payments (other than (i) the Dividend, and (ii) Restricted Payments to the Company or to a Wholly-Owned Subsidiary of the Company); provided, however, that so long as no Default or an Unmatured Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom, the Company may make Restricted

Payments (in addition to the Dividend) in an aggregate amount of up to 25% of Net Income for the prior fiscal year.

         (G) CONDUCT OF BUSINESS; SUBSIDIARIES; ACQUISITIONS. The Company shall not, nor shall it permit any Subsidiary to, engage in any business other than the businesses engaged in by the Company on the date hereof and any business or activities which are similar, related or incidental thereto or logical extensions thereof. The Company shall not create, acquire or capitalize any Subsidiary after the date hereof unless (i) no Default or Unmatured Default which is not being cured shall have occurred and be continuing or would result therefrom; (ii) after such creation, acquisition or capitalization, all of the representations and warranties contained herein shall be true and correct in all material respects (unless such representation and warranty is made as of a specific date, in which case, such representation or warranty shall be true in all material respects as of such date); and (iii) after such creation, acquisition or capitalization the Company shall be in compliance with the terms of SECTION 7.2(K). The Company shall not make any Acquisitions, other than Acquisitions meeting the following requirements (each such Acquisition constituting a "PERMITTED ACQUISITION"):

                  (i) no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or the incurrence of any Indebtedness in connection therewith;

                  (ii) the purchase is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis and approved by the target company's board of directors (and shareholders, if necessary) prior to the consummation of the Acquisition;

                  (iii) if the purchase price payable in respect to any such Acquisition (including, without limitation, cash or stock consideration paid and Indebtedness or other liabilities assumed) exceeds $25,000,000, prior to each such Acquisition, the Company shall have delivered to the Administrative Agent and the Lenders a certificate from one of the Authorized Officers, demonstrating that after giving effect to such Acquisition, on a PRO FORMA basis in respect of each such Acquisition as if the Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Company's most recently completed fiscal quarter, the Company would have been in compliance with the financial covenants in SECTION 7.4 and not otherwise in Default;

                  (iv) if the purchase price for the Acquisition exceeds, together with all other Permitted Acquisitions permitted under this
         SECTION 7.3(G) during the same fiscal year, $150,000,000 (the "PERMITTED ACQUISITION BASKET") (including the incurrence or assumption of any Indebtedness in connection therewith), the Required Lenders shall have consented to such Acquisition; PROVIDED that (a) if the "Term Loans" under the 5-Year Credit Agreement have been repaid and all of the "Term Loan Commitments" under the 5-Year Credit Agreement have been irrevocably terminated, the Permitted Acquisition Basket shall be $250,000,000 and (b) if the Term Loans have been repaid and all of the Term Loan Commitments have been irrevocably terminated and the Company's senior unsecured debt is rated "BBB" or better by Standard & Poor's Ratings Group or "Baa" or better by Moody's Investors Services, Inc., the Permitted Acquisition Basket shall be $350,000,000;

                  (v) the businesses being acquired shall be similar to that of the Company and its Subsidiaries as of the Closing Date, related or incidental thereto or logical extensions thereof; and

                  (vi) such Acquisition shall be structured as an asset acquisition, as an acquisition of one hundred percent (100%) of the outstanding voting securities of the target company or as a merger permitted hereby.

         (H) INVESTMENTS. Neither the Company nor any of its Subsidiaries shall purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company, except for:

                  (i) Investments by the Company or any Subsidiary in any Wholly-Owned Subsidiary which is a Guarantor;

                  (ii) Investments incurred in order to consummate Permitted Acquisitions otherwise permitted herein;

                  (iii) Investments in Cash Equivalents; and

                  (iv) other Investments in an aggregate amount not to exceed $20,000,000 (based on the initial amount invested).

         (I) TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. Neither the Company nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or make loans or advances to, any Affiliate of the Company which is not its Wholly-Owned Subsidiary, on terms that are less favorable to the Company or any of its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate, except for (i) Restricted Payments permitted by SECTION 7.3(F) and
(ii) as otherwise contemplated by the Spin-off Materials.

         (J) RESTRICTION ON FUNDAMENTAL CHANGES. Neither the Company nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Company's consolidated business or property (each such transaction a "FUNDAMENTAL Change"), whether now or hereafter acquired, except (i) Fundamental Changes permitted under SECTIONS 7.3(B), 7.3(D) or 7.3(G), (ii) a Subsidiary of the Company may be merged into or consolidated with the Company or any Wholly-Owned Subsidiary of the Company (in which case the Company or such Wholly-Owned Subsidiary shall be the surviving corporation); provided that if the predecessor Subsidiary was a Guarantor, the surviving Subsidiary, if applicable, shall be a Guarantor hereunder, (iii) any liquidation of any Subsidiary of the Company into the Company or another Subsidiary of the Company, as applicable, and (iv) the Company may merge with any other Person, or any Subsidiary of the Company may consolidate or merge with any other Person, PROVIDED, that (A) no Default or Unmatured Default shall exist immediately after giving effect to such Fundamental Change, (B) in the case of any merger of the Company, the Company is the surviving corporation in such merger and such merger is with a Person in a line of business substantially similar to that of the Company and its Subsidiaries as of the Closing Date or any business or activities which are similar, related or incidental thereto or logical extensions thereof, and (C) in the case of any merger or consolidation of any Subsidiary of the Company, the surviving corporation in such Fundamental Change is or becomes as a result thereof a Wholly-Owned Subsidiary of the Company and if the predecessor Subsidiary was a Guarantor, the surviving Subsidiary shall be a Guarantor hereunder, and (D) such transaction is with a Person in a line of business substantially similar to that of the Company and its Subsidiaries as of the Closing Date.

         (K) MARGIN REGULATIONS. Neither the Company nor any of its Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

         (L) ERISA. (a) The Company shall not:

                  (i) engage, or permit any of its Subsidiaries to engage, in any material prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

                  (ii) permit to exist any material accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), with respect to any Benefit Plan, whether or not waived;

                  (iii) fail, or permit any Controlled Group member to fail, to pay timely required material contributions or material annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                  (iv) terminate, or permit any Controlled Group member to terminate, any Benefit Plan which would result in any material liability of the Company or any Controlled Group member under Title IV of ERISA;

                  (v) fail to make any material contribution or payment to any Multiemployer Plan which the Company or any Controlled Group member may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                  (vi) permit any material unfunded liabilities with respect to any Foreign Pension Plan except to the extent that any such unfunded liabilities are being funded by annual contributions made by the Borrower or any member of its Controlled Group and such annual contributions are not less than the minimum amounts, if any, required under applicable local law;

                  (vii) fail, or permit any of its Subsidiaries or Controlled Group members to fail, to pay any required contributions or payments to a Foreign Pension Plan on or before the due date for such required installment or payment;

                  (viii) fail, or permit any Controlled Group member to fail, to pay any required material installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment; or

                  (ix) amend, or permit any Controlled Group member to amend, a Plan resulting in a material increase in current liability for the plan year such that the Company or any Controlled Group member is required to provide security to such Plan under Section 401(a)(29) of the Code.

         (b) For purposes of this SECTION 7.3(L), "material" means any noncompliance or basis for liability which could reasonably be likely to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $25,000,000.

         (M) CERTAIN DOCUMENTS. Neither the Company nor any of its Subsidiaries shall amend, modify or otherwise change any of the terms or provisions of the Distribution Agreement, the Tax Disaffiliation Agreement (as such terms are referenced in the definition of "Spin-off Materials") or of any of their respective constituent documents as in effect on the date hereof in any manner materially adverse to the interests of the Lenders.

         (N) FISCAL YEAR. Neither the Company nor any of its consolidated Subsidiaries shall change its fiscal year for accounting or tax purposes from a period consisting of the twelve-month period ending on the Friday nearest to the last day of June of each year, except as required by Agreement Accounting Principles or by law and disclosed to the Lenders and the Administrative Agent.

         (O) SUBSIDIARY COVENANTS. The Company will not, and will not permit any Subsidiary to, create or otherwise permit to exist or cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to pay dividends or make any other distribution on its stock, or make any other Restricted Payment, pay any Indebtedness or other Obligation owed to the Company or any other Subsidiary, make loans or advances or other Investments in the Company or any other Subsidiary, or sell, transfer or otherwise convey any of its property to the Company or any other Subsidiary.

         (P) HEDGING OBLIGATIONS. The Company shall not and shall not permit any of its Subsidiaries to enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreements evidencing Hedging Obligations, other than interest rate, foreign currency or commodity exchange, swap, collar, cap or similar agreements entered into by the Company or its Subsidiaries pursuant to which the Company or its Subsidiaries has hedged its actual or anticipated interest rate, foreign currency or commodity exposure. Such permitted hedging agreements entered into by the Company or its Subsidiaries and any Lender or any Affiliate of any Lender are sometimes referred to herein as "HEDGING AGREEMENTS."

         (Q) CAPITAL EXPENDITURES. The Company shall not, and shall not permit any of its Subsidiaries to, make Capital Expenditures in any fiscal year to the extent that during any fiscal year the aggregate amount of Capital Expenditures for the Company and its Subsidiaries would exceed (i) for the fiscal years ending prior to the third anniversary of the Closing Date, $150,000,000, and

(ii) thereafter, $175,000,000, in each case excluding any amount attributable to a Permitted Acquisition.

         (R) RESTRICTIVE AGREEMENTS. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into any indenture, agreement, instrument or other arrangement which directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the ability of the Company or any Subsidiary to create Liens upon their assets securing the Obligations or of any Subsidiary to (a) pay dividends or make other distributions (i) on its Capital Stock or (ii) with respect to any other interest or participation in, or measured by, its profits,
(b) make loans or advances to the Company or any Subsidiary, (c) repay loans or advances from the Company or any Subsidiary or (d) transfer any of its properties to the Company or any Subsidiary.

         7.4 FINANCIAL COVENANTS.

         (A) MINIMUM COVERAGE RATIO. The Company shall maintain as of the end of each fiscal quarter set forth below a ratio of (i) EBITDAR for the four fiscal quarter period then ending to (ii) Interest Expense plus Rentals for such period of not less than the ratio set forth below opposite such period:

                          FISCAL QUARTER ENDING             RATIO
                          ---------------------             -----
       December 31, 1999 through June 30, 2000              2.75
       July 1, 2000 and thereafter                          2.75

         (B) MAXIMUM LEVERAGE RATIO. The Company shall maintain as of the end of each fiscal quarter set forth below a Leverage Ratio for the four fiscal quarter period then ending of not greater than the ratio set forth below opposite such period:

                          FISCAL QUARTER ENDING             RATIO
                          ---------------------             -----
       December 31, 1999 through June 30, 2000              3.25
       July 1, 2000 and thereafter                          3.00

         (C) MINIMUM CONSOLIDATED NET WORTH. The Company shall not permit its Consolidated Net Worth at any time to be less than the sum of (a) 85% of Consolidated Net Worth on the date immediately following the Closing Date plus
(b) fifty percent (50%) of Net Income (if positive) calculated separately for
(i) the remainder of the quarterly accounting period in which the Closing Date occurs and (ii) each subsequent quarterly accounting period, in each case, excluding changes in cumulative translation adjustment.

ARTICLE VIII: DEFAULTS

         8.1 DEFAULTS. Each of the following occurrences shall constitute a Default under this Agreement:

         (A) FAILURE TO MAKE PAYMENTS WHEN DUE. The Company or any Subsidiary Borrower shall (i) fail to pay when due any of the Obligations consisting of principal with respect to any Loan or (ii) shall fail to pay within five (5) Business Days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.

         (B) BREACH OF CERTAIN COVENANTS. The Company or any Subsidiary Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on it under:

                  (i) SECTIONS 7.1(B), 7.2(J), 7.2(K), 7.3 or 7.4 or

                  (ii) any section of this Agreement or any other Loan Document not covered by SECTION 8.1(A) or 8.1(B)(i) and such failure shall continue unremedied for thirty (30) DAYS AFTER the occurrence thereof.

         (C) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed made by the Company or any Subsidiary Borrower to the Administrative Agent or any Lender herein or by the Company or any Subsidiary Borrower or any of their Subsidiaries in any of the other Loan Documents or in any statement or certificate or information at any time given by any such Person pursuant to any of the Loan Documents shall be false as to a material fact or matter on the date as of which made or deemed made.

         (D) Default as to Other Indebtedness.

                  (i) The Company or any of its Subsidiaries shall fail to pay when due any Indebtedness arising under the 5-Year Agreement aggregating in excess of $10,000,000 (any such Indebtedness being "MATERIAL INDEBTEDNESS"); or the Company or any of its Subsidiaries shall fail to perform (beyond the applicable grace period with respect thereto, if any) any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof.

         (E) Involuntary Bankruptcy; Appointment of Receiver, Etc.

                  (i) An involuntary case shall be commenced against the Company or any of the Company's Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within forty-five (45) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any of the Company's Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

                  (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of the Company's Subsidiaries or over all or a substantial part of the property of the Company or any of the Company's Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Company or any of the Company's Subsidiaries or of all or a substantial part of the property of the Company or any of the Company's Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Company or any of the Company's Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within forty-five (45) days after entry, appointment or issuance.

         (F) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. The Company or any of the Company's Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing.

         (G) JUDGMENTS AND ATTACHMENTS. Any money judgment(s) (other than a money judgment covered by insurance as to which the applicable insurance company has not disclaimed or reserved the right to disclaim coverage), writ or warrant of attachment, or similar process against the Company or any Material Subsidiary or any of their respective assets involving in any single case or in the aggregate an amount in excess of $10,000,000 is or are entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than fifteen (15) days prior to the date of any proposed sale thereunder.

         (H) DISSOLUTION. Any order, judgment or decree shall be entered against the Company or any Material Subsidiary decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of forty-five (45) days; or the Company or any Material Subsidiary shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

         (I) TERMINATION EVENT. Any Termination Event occurs which the Required Lenders believe is reasonably likely to subject the Company to liability in excess of $25,000,000. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $50,000,000.

         (J) WAIVER OF MINIMUM FUNDING STANDARD. If the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and any Lender believes the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Company or any Controlled Group member to liability in excess of $25,000,000.

         (K) CHANGE OF CONTROL. A Change of Control shall occur.

         (L) GUARANTOR REVOCATION. Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect; in each case other than a Guarantor's ceasing to be a Subsidiary Borrower pursuant to
SECTION 2.24 hereof or the disposition of such Guarantor in any transaction permitted by SECTION 7.3(B) hereof.

         (M) SPIN-OFF. The Spin-off shall not be consummated within three (3) Business Days after the making of the initial Loans.

         (N) PLEDGE AGREEMENTS. Any Pledge Agreement shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Pledge Agreement, or any pledgor under any Pledge Agreement shall fail to comply with any of the terms or provisions of such Pledge Agreement or shall deny, or give notice to such effect, that it has any further liability under such Pledge Agreement.

         A Default shall be deemed "continuing" until cured or until waived in writing in accordance with SECTION 9.2.

ARTICLE IX: ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND REMEDIES


         9.1 TERMINATION OF REVOLVING LOAN COMMITMENTS; ACCELERATION. If any Default described in SECTION 8.1(E) or 8.1(F) occurs with respect to the Company or any Subsidiary Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers expressly waive.

         9.2 AMENDMENTS. Subject to the provisions of this ARTICLE IX, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

                  (i) Postpone or extend the Revolving Loan Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable to such Lender (except with respect to a waiver of the application of the default rate of interest pursuant to SECTION 2.11 hereof).

                  (ii) Reduce the principal amount of any Loans, or reduce the rate or extend the time of payment of interest or fees thereon.

                  (iii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders hereunder specified to be the applicable percentage in this Agreement to act on specified matters or amend the definitions of "Required Lenders" or "Pro Rata Share."

                  (iv) Increase the amount of the Revolving Loan Commitment of any Lender hereunder or increase any Lender's Pro Rata Share.

                  (v) Permit the Company or any Subsidiary Borrower to assign its rights under this Agreement.

                  (vi) Release the Company from its obligations under the Guaranty set forth in ARTICLE X hereof.

                  (vii) Amend this SECTION 9.2.

         No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. The Administrative Agent may waive payment of the fee required under SECTION 14.3(B) without obtaining the consent of any of the Lenders.

         9.3 PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Company or any other Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the requisite number of Lenders required pursuant to SECTION 9.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.


ARTICLE X: GUARANTY

         10.1 GUARANTY. For valuable consideration, the receipt of which is hereby acknowledged, and to induce the Lenders to make advances to each Subsidiary Borrower, the Company hereby absolutely and unconditionally guarantees prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future obligations including without limitation the Obligations, of each Subsidiary Borrower to the Agents, the Lenders, or any of them, under or with respect to the Loan Documents or under or with respect to any Hedging Agreement entered into in connection with this Agreement, whether for principal, interest, fees, expenses or otherwise (collectively, the "GUARANTEED OBLIGATIONS", and each such Subsidiary Borrower being an "OBLIGOR" and collectively, the "OBLIGORS").

         10.2 WAIVERS. The Company waives notice of the acceptance of this guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. The Company further waives presentment, protest, notice of notices delivered or demand made on any Obligor or action or delinquency in respect of the Guaranteed Obligations or any part thereof, including any right to require the Administrative Agent and the Lenders to sue any Obligor, any other guarantor or any



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other Person obligated with respect to the Guaranteed Obligations or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Obligations or any part thereof, and PROVIDED FURTHER that if at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any of the Obligors or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made and whether or not the Administrative Agent or the Lenders are in possession of this guaranty. The Administrative Agent and the Lenders shall have no obligation to disclose or discuss with the Company their assessments of the financial condition of the Obligors.

         10.3 GUARANTY ABSOLUTE. This guaranty is a guaranty of payment and not of collection, is a primary obligation of the Company and not one of surety, and the validity and enforceability of this guaranty shall be absolute and unconditional irrespective of, and shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral; (c) any waiver of any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto or with respect to any collateral; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any Person with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral;
(f) the application of payments received from any source to the payment of obligations other than the Guaranteed Obligations, any part thereof or amounts which are not covered by this guaranty even though the Administrative Agent and the Lenders might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations or to amounts which are not covered by this guaranty; (g) any change in the ownership of any Obligor or the insolvency, bankruptcy or any other change in the legal status of any Obligor; (h) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (i) the failure of the Company or any Obligor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this guaranty; (j) the existence of any claim, setoff or other rights which the Company may have at any time against any Obligor, or any other Person in connection herewith or an unrelated transaction; (k) the Administrative Agent's or any Lender's election, in any case or proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of section 1111(b)(2) of the Bankruptcy Code; (l) any borrowing, use of cash collateral, or grant of a security interest by the Company, as debtor in possession, under section 363 or 364 of the United States Bankruptcy Code; (m) the disallowance of all or any portion any Lender's claims for repayment of the Guaranteed Debt under section 502 or 506 of the United States Bankruptcy Code; or (n) any other circumstances, whether or not similar to any of the foregoing, which could constitute a defense to a guarantor other than the defense of payment; all whether or not the Company shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (n) of this paragraph. It is agreed that the Company's



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liability hereunder is several and independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Obligations or any part thereof and that the Company's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by any Obligor of the Guaranteed Obligations in the manner agreed upon between the Obligor and the Administrative Agent and the Lenders.

         10.4 ACCELERATION. The Company agrees that, as between the Company on the one hand, and the Lenders and the Administrative Agent, on the other hand, the obligations of each Obligor guaranteed under this ARTICLE X may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in SECTION 9.1 hereof for purposes of this ARTICLE X, notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting such Obligor or otherwise) preventing such declaration as against such Obligor and that, in the event of such declaration or automatic acceleration, such obligations (whether or not due and payable by such Obligor) shall forthwith become due and payable by the Company for purposes of this ARTICLE X.

         10.5 MARSHALING; REINSTATEMENT. None of the Lenders nor the Administrative Agent nor any Person acting for or on behalf of the Lenders or the Administrative Agent shall have any obligation to marshall any assets in favor of the Company or against or in payment of any or all of the Guaranteed Obligations. If the Company, any Borrower or any other guarantor of all or any part of the Guaranteed Obligations makes a payment or payments to any Lender or the Administrative Agent, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Borrower, the Company, such other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, the Company, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Guaranteed Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

         10.6 SUBROGATION. Until the irrevocable payment in full of the Obligations and termination of all commitments which could give rise to any Guaranteed Obligation, the Company hereby (i) waives and postpones any right of subrogation with respect to the Guaranteed Obligations, (ii) waives and postpones any right to enforce any remedy which the Administrative Agent and/or the Lenders now has or may hereafter have against the Company, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, and (iii) waives and postpones any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent and/or the Lenders to secure payment of the Guaranteed Obligations or any part thereof or any other liability of any Obligor to the Administrative Agent and/or the Lenders.

         10.7 TERMINATION DATE. This guaranty shall continue in effect until the earlier of (a) the Facility Termination Date, and (b) the date on which this Agreement has otherwise expired or been terminated in accordance with its terms and all of the Guaranteed Obligations have been paid in full in cash.


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ARTICLE XI: GENERAL PROVISIONS

         11.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Company contained in this Agreement shall survive delivery of this Agreement and the making of the Loans herein contemplated so long as any principal, accrued interest, fees, or any other amount due and payable under any Loan Document is outstanding and unpaid (other than contingent reimbursement and indemnification obligations) and so long as the Revolving Loan Commitments have not been terminated.

         11.2 GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Company or any other Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         11.3 HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         11.4 ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Agents and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Agents and the Lenders relating to the subject matter thereof other than the Fee Letters.

         11.5 SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         11.6 EXPENSES; INDEMNIFICATION.

         (A) EXPENSES. The Borrowers shall reimburse the Administrative Agent for any reasonable costs and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Administrative Agent, paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery, syndication, review, proposed or completed amendment, waiver or modification, and administration of the Loan Documents. The Borrowers also agree to reimburse the Agents, each Lead Arranger and each of the Lenders for any reasonable costs and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agents, each Lead Arranger and each Lender, which attorneys and paralegals may be employees of such Agent, such Lead Arranger, or the Lenders) paid or incurred by the Agents, the Lead Arrangers or any Lender in connection with the collection of the Obligations and enforcement of the Loan Documents. The Administrative Agent shall provide the Borrowers with a detailed statement of all reimbursements requested under this
SECTION 11.6(A).

         (B) INDEMNITY. The Borrowers hereby further agree to indemnify the Agents, the Lead Arrangers, and each and all of the Lenders and each of their respective Affiliates, and each of such



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Agent's, Lead Arranger's, Lender's and Affiliate's directors, officers, employees, attorneys and agents (all such persons, "INDEMNITEES") against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not such Indemnitee is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification.

         (C) WAIVER OF CERTAIN CLAIMS. The Borrowers further agree to assert no claim against any of the Indemnitees on any theory of liability seeking consequential, special, indirect, exemplary or punitive damages.

         (D) SURVIVAL OF AGREEMENTS. The obligations and agreements of the Borrowers under this SECTION 11.6 shall survive the termination of this Agreement.

         11.7 NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

         11.8 ACCOUNTING. Except with respect to the pricing grid calculations in SECTION 2.15 and the financial covenant calculations in SECTION 7.4 both of which shall be made in accordance with Agreement Accounting Principles as in effect on the date hereof, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with generally accepted accounting principles as in effect from time to time, consistently applied.

         11.9 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         11.10 NONLIABILITY OF LENDERS. The relationship between the Borrowers and the Lenders and the Administrative Agent shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrowers or the Guarantors. Neither the Administrative Agent nor any Lender undertakes any responsibility to any Borrower or Guarantor to review or inform any Borrower or Guarantor of any matter in connection with any phase of the Borrowers' business or operations.

         11.11 GOVERNING LAW. ANY DISPUTE BETWEEN ANY BORROWER AND THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OTHER HOLDER OF OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN

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ACCORDANCE WITH THE INTERNAL LAWS (BUT WITHOUT REGARD TO THE CONFLICTS OF LAWS
PROVISIONS) OF THE STATE OF NEW YORK.

         11.12 CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

         (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

         (B) OTHER JURISDICTIONS. EACH BORROWER AGREES THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OTHER HOLDER OF OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST EACH BORROWER OR ITS RESPECTIVE PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER ANY BORROWER OR (2) IN ORDER TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. EACH BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE UNRELATED COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON ANY SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. EACH BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).

         (C) VENUE. EACH BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

         (D) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE

DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (E) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF SECTION 11.6 AND THIS SECTION 11.12, WITH ITS COUNSEL.

         11.13 OTHER TRANSACTIONS. Each of the Agents, the Lead Arrangers, the Lenders, and the Borrowers acknowledge that the Agents and the Lenders (or Affiliates of the Agents and the Lenders) may, from time to time, effect transactions for their own accounts or the accounts of customers, and hold positions in loans or options on loans of the Company, the Company's Subsidiaries and other companies that may be the subject of this credit arrangement and nothing in this Agreement shall impair the right of any such Person to enter into any such transaction (to the extent it is not expressly prohibited by the terms of this Agreement) or give any other Person any claim or right of action hereunder as a result of the existence of the credit arrangements hereunder, all of which are hereby waived. In addition, certain Affiliates of one or more of the Lenders are or may be securities firms and as such may effect, from time to time, transactions for their own accounts or for the accounts of customers and hold positions in securities or options on securities of the Company, the Company's Subsidiaries and other companies that may be the subject of this credit arrangement and nothing in this Agreement shall impair the right of any such Person to enter into any such transaction (to the extent it is not expressly prohibited by the terms of this Agreement) or give any other Person any claim or right of action hereunder as a result of the existence of the credit arrangements hereunder, all of which are hereby waived. Other business units affiliated with each of the Agents may from time to time provide other financial services and products to the Company and its Subsidiaries.


ARTICLE XII: THE ADMINISTRATIVE AGENT

         12.1 APPOINTMENT; NATURE OF RELATIONSHIP. ABN is appointed by the Lenders as the Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this ARTICLE XII. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Holder of Obligations by reason of this Agreement and that the Administrative Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent (i) does not assume any fiduciary duties to any of the Holders of Obligations, (ii) is a "representative" of the Holders of Obligations within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders, for itself and on behalf of its Affiliates as Holders of

Obligations, agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Holder of Obligations waives.

         12.2 POWERS. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Administrative Agent.

         12.3 GENERAL IMMUNITY. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Company, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen primarily from the gross negligence or willful misconduct of such Person.

         12.4 NO RESPONSIBILITY FOR LOANS, CREDITWORTHINESS, RECITALS, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document;
(iii) the satisfaction of any condition specified in ARTICLE V, except receipt of items required to be delivered solely to the Administrative Agent; (iv) the existence or possible existence of any Default or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Company or any of its Subsidiaries.

         12.5 ACTION ON INSTRUCTIONS OF LENDERS. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all owners of Loans and on all Holders of Obligations. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         12.6 EMPLOYMENT OF AGENTS AND COUNSEL. The Administrative Agent may execute any of its duties as the Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

         12.7 RELIANCE ON DOCUMENTS; COUNSEL. The Administrative Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

         12.8 THE ADMINISTRATIVE AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Pro Rata Shares (i) for any expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (ii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen primarily from the gross negligence or willful misconduct of the Administrative Agent.

         12.9 RIGHTS AS A LENDER. With respect to its Revolving Loan Commitment and Loans made by it, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders", shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

         12.10 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Lead Arrangers or any other Lender and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Lead Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         12.11 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Company prior to the occurrence of a Default (which consent shall not be unreasonably withheld), to appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

         12.12 NO DUTIES IMPOSED UPON SYNDICATION AGENT, DOCUMENTATION AGENT OR LEAD ARRANGERS. None of the Persons identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a "Syndication Agent" or "Documentation Agent" or "Lead Arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, if such Person is a Lender, those applicable to all Lenders as such. Without limiting the foregoing, none of the Persons identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreements as a "Syndication Agent" or "Documentation Agent" or "Lead Arranger" shall have or be deemed to have any fiduciary duty to or fiduciary relationship with any Lender. In addition to the agreements set forth in SECTION 12.10, each of the Lenders acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

         12.13 COLLATERAL AGENT. ABN is appointed by the Lenders as the Collateral Agent hereunder and under each of the Pledge Agreements. Each reference to the Administrative Agent in this ARTICLE XII shall be deemed to refer also to the Collateral Agent.


ARTICLE XIII: SETOFF; RATABLE PAYMENTS

         13.1 SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs and is continuing, any Indebtedness from any Lender to the Company or any other Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

         13.2 RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to SECTIONS 4.1, 4.2 or 4.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligation or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

         13.3 APPLICATION OF PAYMENTS. The Administrative Agent shall apply all payments and prepayments in respect of any Obligations in the following order:

         (A) first, to pay interest on and then principal of any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the applicable Borrower;

         (B) second, to the ratable payment of the Obligations then due and payable; and

         (C) third, to the ratable payment of all other Obligations.

         13.4 RELATIONS AMONG LENDERS. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.


ARTICLE XIV: BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         14.1 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (A) no Borrower shall have any right to assign its rights or obligations under the Loan Documents without the consent of all of the Lenders, and any such assignment in violation of this SECTION 14.1(A) shall be null and void, and (B) any assignment by any Lender must be made in compliance with SECTION 14.3 hereof. Notwithstanding CLAUSE (B) of this SECTION 14.1 or SECTION 14.3, (i) any Lender may at any time, without the consent of any Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement to a Federal Reserve Bank and (ii) any Lender which is a fund or commingled investment vehicle that invests in commercial loans in the ordinary course of its business may at any time, without the consent of any Borrower or the Administrative Agent, pledge or assign all or any part of its rights under this Agreement to a trustee or other representative of holders of obligations owed or securities issued by such Lender as collateral to secure such obligations or securities; provided, however, that no such assignment or pledge shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat each Lender as the owner of the Loans made by such Lender hereunder for all purposes hereof unless and until such Lender complies with SECTION 14.3 hereof in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Loan, Revolving Loan Commitment, or any other interest of a lender under the Loan Documents agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of any Loan, shall be conclusive and binding on any subsequent owner, transferee or assignee of such Loan.

14.2 PARTICIPATIONS.

         (A) PERMITTED PARTICIPANTS; EFFECT. Subject to the terms set forth in this SECTION 14.2, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Revolving Loan Commitment of such Lender, or any other interest of such Lender under the Loan Documents on a pro rata or non-pro rata basis. Notice of such participation to the Company and the Administrative Agent shall be required prior to any participation becoming effective with respect to a Participant which is not a Lender or an Affiliate thereof. Upon receiving said notice, the Administrative Agent shall record the participation in the Register it maintains. Moreover, notwithstanding such recordation, such participation shall not be considered an assignment under SECTION 14.3 of this Agreement and such Participant shall not be considered a Lender. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of all Loans made by it for all purposes under the Loan Documents, all amounts payable by the applicable Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the applicable Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents except that, for purposes of ARTICLE IV hereof, the Participants shall be entitled to the same rights as if they were Lenders.

         (B) VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Revolving Loan Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable pursuant to the terms of this Agreement with respect to any such Loan or Revolving Loan Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Revolving Loan Commitment.

         14.3 ASSIGNMENTS.

         (A) PERMITTED ASSIGNMENTS. (i) Any Lender (each such assigning Lender under this SECTION 14.3 being a "SELLER") may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities (other than the Company or any of its Affiliates) ("PURCHASERS") all or a portion of its rights and obligations under this Agreement (including, without limitation, its Revolving Loan Commitment and any Loans owing to it in accordance with the provisions of this SECTION 14.3. Such assignment shall be substantially in the form of EXHIBIT D hereto and shall not be permitted hereunder unless such assignment is either for all of such Seller's rights and obligations under the Loan Documents or, without the prior written consent of the Administrative Agent and the Company, involves loans and commitments as a consequence of which neither the Seller nor the Purchaser will have a Commitment of less than $5,000,000 (for Sellers which are Managing Agents or Agents) or $10,000,000 (for all other Sellers) provided that the foregoing restrictions with respect to Commitments having a minimum aggregate amount (i) shall not apply to any assignment between Lenders, or to an Affiliate or Approved Fund of any Lender, and (ii) in any event may be waived by the Administrative Agent and the Company).

The written consent of the Administrative Agent, and, prior to the occurrence of a Default, the Company (which consent, in each such case, shall not be unreasonably withheld), shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate or Approved Fund of such Lender.

         (ii) Notwithstanding anything to the contrary contained herein, any Lender (each such Lender, a "GRANTING BANK") may grant to a special purpose funding vehicle (each such special purpose funding vehicle, a "SPC"), identified as such in writing from time to time by the applicable Granting Bank to the Administrative Agent and the Company, the option to provide to the Company and the other Borrowers all or any part of any Advance that such Granting Bank would otherwise be obligated to make to the applicable Borrower pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to make any Advance, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the applicable Granting Bank shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by any SPC hereunder shall utilize the Revolving Loan Commitment of the applicable Granting Bank to the same extent, and as if, such Advance were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or other similar payment obligation under this Agreement (all liability for which shall remain with the applicable Granting Bank). All notices hereunder to any Granting Bank or the related SPC, and all payments in respect of the Obligations due to such Granting Bank or the related SPC, shall be made to such Granting Bank. In addition, each Granting Bank shall vote as a Lender hereunder without giving effect to any assignment under this SECTION 14.3(A)(ii), and not SPC shall have any vote as a Lender under this Agreement for any purpose. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereto. In addition, notwithstanding anything to the contrary contained in this SECTION 14.3, any SPC may (i) with notice to, but without the prior written consent of, the Company and the Administrative Agent and without paying any processing or administrative fee therefor, assign all or a portion of its interest in any Advances to the Granting Bank or to any financial institutions (consented to by the Company and the Administrative Agent in accordance with the terms of SECTION 14.3(A)(i)) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Advances and (ii) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This SECTION 14.3(A)(ii) may not be amended without the written consent of each SPC affected thereby.

         (B) EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as APPENDIX I to EXHIBIT D hereto (a "NOTICE OF ASSIGNMENT"), together with any consent required by SECTION 14.3(A) hereof, (ii) payment of a $3,500 fee by the assignee or the assignor (as agreed) to the Administrative Agent for processing such assignment (other than an assignment by a Lender to an Affiliate of such Lender or an Approved Fund of such Lender), and (iii) the completion of the recording requirements in SECTION 14.3(C), such assignment shall become effective on the later of such date when the requirements in CLAUSES (i), (ii), and (iii) are met or the effective date specified in such Notice of Assignment. The

Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Revolving Loan Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by any Borrower, the Lenders, or the Administrative Agent shall be required to release the Seller with respect to the percentage of the Aggregate Revolving Loan Commitment, Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this SECTION 14.3(B), the Seller, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, to the extent notes have been issued to evidence any of the transferred Loans, replacement notes are issued to such Seller and new notes or, as appropriate, replacement notes, are issued to such Purchaser, in each case in principal amounts reflecting their Revolving Loan Commitment, as adjusted pursuant to such assignment. Notwithstanding anything to the contrary herein, no Borrower shall, at any time, be obligated to pay under SECTION 2.15(E) to any Lender that is a Purchaser, assignee or transferee any sum in excess of the sum which such Borrower would have been obligated to pay to the Lender that was the Seller, assignor or transferor had such assignment or transfer not been effected.

         (C) THE REGISTER. Notwithstanding anything to the contrary in this Agreement, each Borrower hereby designates the Administrative Agent, and the Administrative Agent hereby accepts such designation, to serve as such Borrower's contractual representative solely for purposes of this SECTION 14.3(C). In this connection, the Administrative Agent shall maintain at its address referred to in SECTION 15.1 a copy of each assignment delivered to and accepted by it pursuant to this SECTION 14.3 and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitment of, principal amount of and interest on the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this SECTION 14.3. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company and each of its Subsidiaries, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         14.4 CONFIDENTIALITY. Subject to SECTION 14.5, the Administrative Agent and the Lenders and their respective representatives shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Company or any other Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound commercial lending or investment practices and in any event may make disclosure reasonably required by a prospective Transferee in connection with the contemplated participation or assignment or as required or requested by any Governmental Authority or any securities exchange or similar self-regulatory organization or representative thereof or pursuant to a regulatory examination or legal process, or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor. In no event shall the Administrative Agent or any Lender be obligated or required to return any materials furnished by the Company; provided, however, each prospective Transferee shall be required to agree that if it does not become a participant or assignee it shall return all materials furnished to it by or on behalf of the Company in connection with this Agreement.

         14.5 DISSEMINATION OF INFORMATION. Each Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the Company and its Subsidiaries; provided that prior to any such disclosure, such prospective Transferee shall agree to preserve in accordance with SECTION 14.4 the confidentiality of any confidential information described therein.


ARTICLE XV: NOTICES

         15.1 GIVING NOTICE. Except as otherwise permitted by SECTION 2.14 with respect to Borrowing/Conversion/Continuation Notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

         15.2 CHANGE OF ADDRESS. The Borrowers, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

         15.3 AUTHORITY OF COMPANY. Each of the Subsidiary Borrowers, by its execution hereof or of an Assumption Letter (i) irrevocably authorizes the Company, on behalf of such Subsidiary Borrower, to give and receive all notices under the Loan Documents and to make all elections under the Loan Documents and to give all Borrowing/Conversion/Continuation Notices on its behalf, (ii) agrees to be bound by any such notices or elections and (iii) agrees that the Administrative Agent and Lenders may rely upon any such policies or elections as if they had been given or made by such Subsidiary Borrower.


ARTICLE XVI: COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Company, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by telex or telephone, that it has taken such action.


                   Remainder of This Page Intentionally Blank

         IN WITNESS WHEREOF, the Company, the Subsidiary Borrowers, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.


                                      LANIER WORLDWIDE, INC., as the Company



/s/ R. Cleys                          By:  /s/ Wesley E. Cantrell
V.P. Finance                             ---------------------------------------
                                           Name:
                                           Title:

                                      Address:     2300 Parklake Drive
                                                   Atlanta, GA 30345

                                      Attention:   Vice President Finance and
                                                   Treasurer
                                      Telephone No.: 770/621-1300
                                      Facsimile No.: 770/621-1367

                                      LANIER EUROPE AG, as a Subsidiary Borrower



                                      By: /s/ Wesley E. Cantrell
                                         ---------------------------------------
                                           Name:
                                           Title:

                                      Address:    /o Lanier Worldwide, Inc.
                                                   2300 Parklake Drive
                                                   Atlanta, GA  30345

                                      Attention:   Vice President Finance and
                                                   Treasurer
                                      Telephone No.: 770/621-1300
                                      Facsimile No.: 770/621-1367

                                      LANIER EUROPE, B.V., as a Subsidiary
                                      Borrower



                                      By: /s/ Wesley E. Cantrell
                                         ---------------------------------------
                                           Name:
                                           Title:

                                      Address:     c/o Lanier Worldwide, Inc.
                                                   2300 Parklake Drive
                                                   Atlanta, GA  30345

                                      Attention:   Vice President Finance and
                                                   Treasurer
                                      Telephone No.: 770/621-1300
                                      Facsimile No.: 770/621-1367

                                      LANIER HOLDINGS, INC., as a Subsidiary
                                      Borrower



                                      By: /s/ Wesley E. Cantrell
                                         ---------------------------------------
                                           Name:
                                           Title:

                                      Address:     c/o Lanier Worldwide, Inc.
                                                   2300 Parklake Drive
                                                   Atlanta, GA  30345

                                      Attention:   Vice President Finance and
                                                   Treasurer
                                      Telephone No.: 770/621-1300
                                      Facsimile No.: 770/621-1367

                                      LANIER PUERTO RICO, INC., as a Subsidiary
                                      Borrower



                                      By: /s/ Wesley E. Cantrell
                                         ---------------------------------------
                                           Name:
                                           Title:

                                      Address:     c/o Lanier Worldwide, Inc.
                                                   2300 Parklake Drive
                                                   Atlanta, GA  30345

                                      Attention:   Vice President Finance and
                                                   Treasurer
                                      Telephone No.: 770/621-1300
                                      Facsimile No.: 770/621-1367

                          ABN AMRO BANK N.V., as Administrative
                          Agent and Lender



                          By: /s/ Paul Widuch
                              --------------------------------------------------
                               Name: Paul Widuch
                               Title: GROUP VICE PRESIDENT



                          By: /s/ Mary L. Honda
                              --------------------------------------------------
                               Name: MARY L. HONDA
                               Title: VICE PRESIDENT

                          Address: 135 South LaSalle Street, Suite 625 Chicago, Illinois 60603

                          Attention:         Mary Honda
                          Telephone No.:     (312) 904-5220
                          Facsimile No.:     (312) 606-8425

                          With a copy to:
                                             1325 Avenue of the Americas
                                             9th Floor
                                             New York, New York 10019

                          Attention:         Linda Boardman
                          Telephone No.:     (212) 314-1724
                          Facsimile No.:     (212) 314-1712

                                     SUNTRUST BANK, ATLANTA, as Syndication
                                     Agent and Lender



                                     By: /s/ J. Christopher Deisley
                                        ----------------------------------------
                                          Name: J. CHRISTOPHER DEISLEY
                                          Title: Director

                                     Address:           303 Peachtree Street
                                                        2nd Floor
                                                        Atlanta, GA  30308

                                     Attention:         J. Christopher Deisley
                                     Telephone No.:     (404) 588-8684
                                     Facsimile No.:     (404) 588-8833

                                     WACHOVIA BANK N.A., as Documentation
                                     Agent and Lender



                                     By: /s/ William R McCamey
                                        ---------------------------------------
                                          Name: William R McCamey
                                          Title: Vice President


                                     Address:           191 Peachtree Street
                                                        29th Floor
                                                        Atlanta, GA  30303

                                     Attention:         William McCamey
                                     Telephone No.:     (404) 332-6830
                                     Facsimile No.:     (404) 332-5016

                                    EXHIBIT A
                                       TO
                            364-DAY CREDIT AGREEMENT
                          Dated as of October 20, 1999

                                   COMMITMENTS
                                   -----------

                                LOAN COMMITMENTS

      Lender                            Amount of Revolving Loan               % of Aggregate Revolving Loan
      ------                            ------------------------               -----------------------------
                                               Commitment                                 Commitment
                                               ----------                                 ----------
      ABN AMRO Bank N.V.                    $66,666,666.66                                 33 1/3%
      Suntrust Bank, Atlanta                $66,666,666.67                                 33 1/3%
      Wachovia Bank N.A.                    $66,666,666.67                                 33 1/3%


      Total                                $200,000,000.00                                    100%

                                    EXHIBIT B

                                       TO

                            364-DAY CREDIT AGREEMENT

                          Dated as of October 20, 1999

                FORM OF BORROWING/CONVERSION/CONTINUATION NOTICE
                ------------------------------------------------

TO: ABN AMRO Bank N.V., as administrative agent for itself and the other Lenders (the "ADMINISTRATIVE AGENT") under that certain 364-Day Credit Agreement dated as of October 20, 1999 among Lanier Worldwide, Inc. (the "Company"), the Subsidiary Borrowers from time to time party thereto, the financial institutions parties thereto (the "Lenders"), the Administrative Agent, Suntrust Bank, Atlanta, individually and as Syndication Agent, and Wachovia Bank N.A., individually and as Documentation Agent (such 364-Day Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

         The [Company] [undersigned Subsidiary Borrower] hereby gives to the Administrative Agent a [Borrowing/Conversion/Continuation Notice pursuant to
SECTION 2.8] [a Borrowing/ Conversion/Continuation Notice pursuant to SECTION 2.10] of the Credit Agreement, and the [Company] [undersigned Subsidiary Borrower] hereby requests to [borrow] [convert] [continue] on ______ ___, ____ (the "BORROWING DATE") from the Lenders on a pro rata basis an aggregate principal amount of:

                  US $____________ in Revolving Loans as a

                  / /   Floating Rate Advance

                  / /   Eurocurrency Rate Advance

                        Applicable Interest Period of ________ month(s).

         The undersigned hereby certifies to the Agents and the Lenders that (i) the representations and warranties of the undersigned contained in
         Article VI of the Credit Agreement are and shall be true and correct in all material respects on and as of the date hereof and on and as of the Borrowing Date (unless such representation and warranty is made as of a specified date, in which case, such representation and warranty shall be true and correct in all material respects as of such date) except for changes in the Schedules to the Credit Agreement affecting transactions permitted by or not in violation of the Credit Agreement;
         (ii) no Default or Unmatured Default has occurred and is continuing on the date hereof or on the Borrowing Date or will result from the making of the proposed Advance; and (iii) the conditions set forth in SECTION
         5.3 of the Credit Agreement have been satisfied.

         Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Borrowing/Conversion/Continuation Notice.

                                            Dated _________ ___, 1999

                                            [LANIER WORLDWIDE, INC.]
                                            [SUBSIDIARY BORROWER]

                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                    EXHIBIT D

                                       TO

                            364-DAY CREDIT AGREEMENT

                          Dated as of October 20, 1999

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
                   -------------------------------------------

                          FORM OF ASSIGNMENT AGREEMENT

         This Assignment Agreement (this "ASSIGNMENT AGREEMENT") between ______________ (the ASSIGNOR) and ____________ (the "ASSIGNEE") is dated as of
____ ___, _____. The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. The Assignor is a party to a 364-Day Credit Agreement (which, as it may be amended, restated, supplemented, modified, renewed or extended from time to time is herein called the "CREDIT AGREEMENT") described in Item I of Schedule 1 attached hereto ("SCHEDULE 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item [3] of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item [3] of
Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item [4] of Schedule 1.

         3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "EFFECTIVE DATE") shall be the later of the date specified in SECTION 14.3(B) of the Credit Agreement and the date specified in Item [5] of Schedule 1 or [two] Business Days (or such shorter period agreed to by the Administrative Agent) after a Notice of Assignment substantially in the form of APPENDIX I (attached hereto) has been delivered to the Administrative Agent. Such Notice of Assignment must include the consents, if any, required to be delivered to the Administrative Agent and the Company by SECTION 14.3(A) of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under SECTIONS 4 AND 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and
(ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

         4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Administrative Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Administrative Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Loans assigned to the Assignee hereunder and (ii) with respect to each Eurocurrency Rate Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Eurocurrency Rate Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "PAYMENT DATE"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Eurocurrency Rate Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Eurocurrency Rate Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Eurocurrency Rate Loan (the "AGREED INTEREST RATE") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the applicable Borrower with respect to any Eurocurrency Rate Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Eurocurrency Rate Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Eurocurrency Rate Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Eurocurrency Rate Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Eurocurrency Rate Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Administrative Agent with respect to Eurocurrency Rate Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Administrative Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Floating Rate Loans or fees, or the Payment Date, in the case of Eurocurrency Rate Loans, and not previously paid by the Assignee to the Assignor.](1) In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

         5. FEES PAYABLE BY THE ASSIGNEE. The [Assignee shall pay to the Assignor a fee on each day on which a payment of interest or commitment fees is made under the Credit


----------

       (1) EACH ASSIGNOR MAY INSERT ITS STANDARD PAYMENT PROVISIONS IN LIEU OF THE PAYMENT TERMS INCLUDED IN THIS EXHIBIT.

Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or commitment fees for the period prior to the Effective Date or, in the case of Eurocurrency Rate Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was ___of 1% less than the interest rate paid by the applicable Borrower or if the commitment fee was ___ of 1% less than the commitment fee paid by the applicable Borrower, as applicable. In addition, the] [Assignee] [Assignor] agrees to pay a $3,500 processing fee required to be paid to the Administrative Agent in connection with this Assignment Agreement.(2)

         6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. The Assignor represents and warrants that it has the power and authority and legal right to execute and deliver this Assignment Agreement and to perform its obligations hereunder. The execution and delivery by the Assignor of this Assignment Agreement and the performance by it of its obligations hereunder have been duly authorized by proper proceedings. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor, the Administrative Agent, nor any other Lender, nor any of its officers, directors, employees, Agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrowers or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrowers, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

         7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee represents and warrants that it has the power and authority and legal right to execute and deliver this Assignment Agreement and to perform its obligations hereunder. The execution and delivery by the Assignee of this Assignment Agreement and the performance by it of its obligations hereunder have been duly authorized by proper proceedings. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not

----------

        (2) ASSIGNOR AND ASSIGNEE TO INSERT APPLICABLE PAYMENT TERMS.

taking action under the Loan Documents, (iii) appoints and authorizes the Administrative Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to
Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].(3)

         8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

         9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to SECTION 14.3(A) of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under [SECTIONS 4, 5 AND 8] hereof.

         10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Revolving Loan Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of
Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on such reduced Aggregate Commitment.

         11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

         12. GOVERNING LAW. This Assignment Agreement shall be governed by and interpreted and enforced in accordance with the internal laws of the State of New York.

----------

        (3) TO BE INSERTED IF THE ASSIGNEE IS NOT INCORPORATED UNDER THE LAWS OF THE UNITED STATES, OR A STATE THEREOF.

         13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                                     [NAME OF ASSIGNOR]

                                                     By:
                                                        -----------------------
                                                        Name:
                                                        Title

                                                     [NAME OF ASSIGNEE]

                                                     By:
                                                        -----------------------
                                                        Name:
                                                        Title:

                                   SCHEDULE 1
                             TO ASSIGNMENT AGREEMENT

1. Description and Date of Credit Agreement: 364-Day Credit Agreement dated as of October 20, 1999 among Lanier Worldwide, Inc. (the "Company"), the Subsidiary Borrowers from time to time party thereto, the financial institutions parties thereto (the "Lenders"), ABN AMRO Bank N.V., individually and as Administrative Agent, Suntrust Bank, Atlanta, individually and as Syndication Agent, and Wachovia Bank N.A., individually and as Documentation Agent.

2.       Date of Assignment Agreement: ______, ___

3.       Amounts to be Assigned(4) (As of Date of item 2 above):

                                                            REVOLVING
                                                            LOAN FACILITY

TOTAL OF COMMITMENTS (LOANS)

UNDER THE CREDIT AGREEMENT                                  $____________

ASSIGNEE'S PERCENTAGE OF REVOLVING FACILITY
PURCHASED UNDER THE ASSIGNMENT AGREEMENT                      ________%
AMOUNT OF ASSIGNED SHARE OF

REVOLVING FACILITY UNDER THE ASSIGNMENT AGREEMENT            $___________

        4.       ASSIGNEE'S AGGREGATE (LOAN AMOUNT)
                 COMMITMENT AMOUNT PURCHASED HEREUNDER.      $___________


5.       Proposed Effective Date:   _______ __, ____

                  Accepted and Agreed:

[NAME OF ASSIGNOR]                           [NAME OF ASSIGNEE]

By: _________________________                By: ____________________________
    Name:                                        Name:
    Title:                                       Title:

----------

(4) Amounts to be described in Dollars.

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

         Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                   APPENDIX I
                             to Assignment Agreement

                                     NOTICE
                                  OF ASSIGNMENT
                                  -------------
                                                                ---------, ---

To:      ABN AMRO Bank, N.V., as Administrative Agent

         ABN AMRO Bank, N.V.
         135 South LaSalle Street
         Chicago, Illinois  60674
         Attention:  Mary Honda
         Telephone No.:    312/904-5220
         Facsimile No.:    312/606-8425

         ABN AMRO BANK, N.V.

         1325 Avenue of the Americas
         9th Floor
         New York, NY  10019
         Attention:  Linda Boardman
         Telephone No.:    212/314-1724
         Facsimile No.:    212/314-1712

         LANIER WORLDWIDE, INC.
         2300 Parklake Drive
         Atlanta, GA 30345
         Attention:  Vice-President -- Treasurer
         Telephone No.:    770/621-1300
         Facsimile No.:    770/621-1367

From:    [NAME OF ASSIGNOR] (the "Assignor")

         [NAME OF ASSIGNEE] (the "Assignee")

         1. We refer to that 364-Day Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. This Notice of Assignment (this "Notice") is given and delivered to the Administrative Agent pursuant to SECTION 14.3(B) of the Credit Agreement.

         3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of _____, __ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in SECTION 14.3(B) of the Credit Agreement and the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Administrative Agent) after this Notice of Assignment and any consents and fees required by SECTIONS 14.3(A) AND 14.3(B) of the Credit Agreement have been delivered to the Administrative Agent and the Alternate Currency Banks, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

         4. The Assignor and the Assignee hereby give to the Company and the Alternate Currency Banks and the Administrative Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Administrative Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Administrative Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Administrative Agent and the Alternate Currency Banks if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Administrative Agent, the Assignor will give the Administrative Agent written confirmation of the satisfaction of the conditions precedent.

         5. The Assignor of the Assignee shall pay to the Administrative Agent on or before the Effective Date the processing fee of $3,500 required by SECTION 14.3(B) of the Credit Agreement.

         6. If notes are outstanding on the Effective Date, the Assignor and the Assignee may request and direct that the Administrative Agent prepared and cause the Borrowers to execute and deliver new notes or, as appropriate, replacement notes, to the Assignor and the Assignee. The Assignor and the Assignee, as applicable, each agree to deliver to the Administrative Agent the original note received by it from the Applicable Borrower upon its receipt of a new note in the appropriate amount.

         7. The Assignee advises the Administrative Agent that notice and payment instructions are set forth in the Attachment to Schedule 1.

         8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets' under ERISA.

         9. The Assignee authorizes the Administrative Agent to act as its contractual representative under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Administrative Agent has no duty to supply information with respect to the Borrowers or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.

[NAME OF ASSIGNOR]                              [NAME OF ASSIGNEE}

By:                                             By:
   -----------------------------                   ----------------------------
   Name:                                        Name:
   Title:                                       Title:

ACKNOWLEDGED AND CONSENT TO:

______________, as Administrative Agent        ______________, as the Company

By:                                            By:
   -----------------------------                   ----------------------------
   Name:                                           Name:
   Title:                                          Title:

[add additional Alternate Currency Banks]

                 [Attach photocopy of Schedule 1 to Assignment]

                                    EXHIBIT E
                                       TO
                            364-DAY CREDIT AGREEMENT
                          Dated as of October 20, 1999

                          FORM OF OFFICER'S CERTIFICATE
                          -----------------------------

                              OFFICER'S CERTIFICATE

         I, the undersigned, hereby certify that I am the ____________________ of Lanier Worldwide, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"). Capitalized terms used herein and not otherwise defined herein are as defined in that certain 364-Day Credit Agreement dated as of October 20, 1999 among the Company, the Subsidiary Borrowers from time to time party thereto, the financial institutions parties thereto (the "Lenders"), ABN AMRO Bank N.V., individually and as Administrative Agent, Suntrust Bank, Atlanta, individually and as Syndication Agent, and Wachovia Bank N.A., individually and as Documentation Agent (as amended, restated, supplemented or modified from time to time, the "Credit Agreement").

         I further certify on behalf of the Company, that as of the date hereof, to the best of my knowledge, after diligent inquiry of all relevant persons at the Company and its Subsidiaries, as of the date of this Officer's Certificate no Default or Unmatured Default exists [other than the following (describe the nature of the Default or Unmatured Default and the status thereof)].

         IN WITNESS WHEREOF, I hereby subscribe my name on behalf of the Company on this _____ day of __________, ___.



                            -------------------------
                            [insert Name of Officer]

                                    EXHIBIT F
                                       TO
                            364-DAY CREDIT AGREEMENT
                          Dated as of October 20, 1999

                         FORM OF COMPLIANCE CERTIFICATE
                         ------------------------------

         Pursuant to SECTION 7.1(A)(iii) of the 364-Day Credit Agreement (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), dated as of October 20, 1999 among Lanier Worldwide, Inc. (the "Company"), the Subsidiary Borrowers from time to time party thereto, the financial institutions parties thereto (the "Lenders"), ABN AMRO Bank N.V., individually and as Administrative Agent, Suntrust Bank, Atlanta, individually and as Syndication Agent, and Wachovia Bank N.A., individually and as Documentation Agent (as amended, restated, supplemented or modified from time to time, the "Credit Agreement") on behalf of the Lenders, the Company, through its ____________, hereby delivers to the Administrative Agent [, together with the financial statements being delivered to the Administrative Agent pursuant to
SECTION 7.1(A) of the Credit Agreement,] this Compliance Certificate (the "Certificate") [for the accounting period from _____________, ____ to ____________, ____]. Capitalized terms used herein shall have the meanings set forth in the Credit Agreement. Subsection references herein relate to subsections of the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1. I am the duly elected _________________ of the Company;

         2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate [except as set forth below]; and

         4. Schedule I attached hereto sets forth financial data and computations evidencing the Company's compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct.

The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of _________, 19/20__.

                                   SCHEDULE I
                            to COMPLIANCE CERTIFICATE

I.       SECTION 2.15:  PRICING CALCULATIONS

         LEVERAGE RATIO (SECTION 2.15(d))

1.       Total Indebtedness                                              $_____________

2.       EBITDA for the period for
         _________ to __________                                         $_____________

3.       "Leverage Ratio" (Ratio of (1) to (2))

                                                                                    ____TO 1.0

II.      SECTION 7.3:  NEGATIVE COVENANTS

         A.       INDEBTEDNESS (Section 7.3(D)(viii))

                  1.       Permitted aggregate additional unsecured
                           Indebtedness                                 $_____________

                  2.       Actual aggregate additional unsecured
                           Indebtedness                                 $_____________

                  3.       State whether (2) is less than (1)                   Yes/No

         B.       RESTRICTED PAYMENTS (Section 7.3(F))

                   1.       Permitted aggregate Restricted Payments
                            for the period from __________________
                            to __________________ (25% of Net
                            Income for prior fiscal years)              $_____________

                   2.      Actual aggregate Restricted Payments
                           for the period from __________________
                           to __________________                        $_____________

                   3.       State whether (2) is less than (1)                  Yes/No

C.       ACQUISITIONS (Section 7.3(G))

                   1.       Permitted aggregate permitted Acquisitions
                            for the period from _________________ to
                            ___________________                         $_____________

                    2.     Actual aggregate Permitted Acquisitions
                           for the period from _________________ to
                            ___________________                                   $_____________


                   3.       State whether (2) is less than (1)                             Yes/No

         D.       CAPITAL EXPENDITURES (Section 7.3(Q))

                   1.      Permitted aggregate Capital Expenditures for the
                           period from _________________ to _________________
                           ($150,000,000 for fiscal years ending prior to the
                           third anniversary of the Closing Date, $175,000,000
                           for fiscal years ending thereafter)                    $_____________

                   2.      Actual aggregate Capital Expenditures
                           for the period from _______________ to
                           _________________                                      $_____________


                  3.       State whether (2) is less than (1)                            Yes/No


III.     SECTION 7.4:  FINANCIAL COVENANTS

         A.       MINIMUM COVERAGE RATIO (SECTION 7.4(A))

                  1.       EBITDAR for the period from
                           _______ to _________                                   $_____________

                  2.       Interest Expense plus Rentals
                           for the period from __________
                           to____________                                         $_____________

                  3.       "Coverage Ratio" (Ratio of (1) to (2))                          _____TO 1.0

                           Minimum Leverage Ratio is as follows:

                           FISCAL QUARTER ENDING                                  RATIO
                           ---------------------                                  -----
                           December 31, 1999 through June 30, 2000                 2.75
                           July 1, 2000 and thereafter                             2.75

         B.       MAXIMUM LEVERAGE RATIO (SECTION 7.4(B))

                  1.       Total Indebtedness                                     $_____________

                  2.       EBITDA for the period from
                           to ___________                                         $_____________


                  3.       "Leverage Ratio" (Ratio of (1) to (2))                        _______TO 1.0
                           Maximum Leverage Ratio is as follows:

                           FISCAL QUARTER ENDING                                RATIO
                           ---------------------                                -----
                           December 31, 1999 through June 30, 2000               3.25
                           July 1, 2000 and thereafter                           3.00

C.       MINIMUM CONSOLIDATED NET WORTH (SECTION 7.4(C))

         1.       Consolidated Net Worth as of the last day of
                  the fiscal quarter ending on __________,_____                   $_____________

         2.       Eighty-five percent (85%) of Consolidated
                  Net Worth as of the date immediately following
                  the Closing Date                                                $_____________

         3.       Fifty percent (50%) of Net Income (if positive)
                  calculated separately for (i) the remainder of the
                  quarterly accounting period in which the Closing Date
                  occurs and (ii) each subsequent quarterly accounting
                  period, in each case excluding changes in cumulative
                  foreign exchange translation adjustment                         $_____________

         4.       Sum of 2) plus 3)                                               $_____________

         5.       State whether (1) is less than (4)                              YES/NO
                                                                                  ------


         The Company hereby certifies, through its ____________, that the information set forth above is accurate as of ____________, __________, to the best of such officer's knowledge, after diligent inquiry, and that the financial statements delivered herewith present fairly the financial position of the Company and its Subsidiaries at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with Agreement Accounting Principles, consistently applied.

Dated:
      -----------------, ---------------
                                              LANIER WORLDWIDE, INC.

                                              By:
                                                 ------------------------------
                                                 Name:
                                                 Title:

                                   EXHIBIT G-1

                                     FORM OF

                    SUBSIDIARIES GUARANTY (364-DAY AGREEMENT)
                    -----------------------------------------


         This Subsidiaries Guaranty (this "GUARANTY") is made as of the 20th day of October, 1999 by each of the corporations that is a signatory hereto (individually, a "GUARANTOR"; collectively, the "GUARANTORS"), in favor of the Agents and the Lenders (each as defined below), under the Credit Agreement referred to below.

                                    RECITALS:

         A. Lanier Worldwide, Inc. (the "Company"), the Subsidiary Borrowers from time to time party thereto, the institutions from time to time party thereto as Lenders, ABN AMRO Bank N.V., individually and as Administrative Agent, Suntrust Bank, Atlanta, individually and as Syndication Agent, and Wachovia Bank N.A., individually and as Documentation Agent have entered into that certain 364-Day Credit Agreement dated as of the date hereof (as from time to time amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for extensions of credit and other financial accomodations to be made by the Lenders to the Company and the Subsidiaries;

         B. Each of the Guarantors is a Wholly-Owned Subsidiary of the Company and will receive substantial and direct benefits from the extensions of credit contemplated by the Credit Agreement and is entering into this Guaranty to induce the Agents and the Lenders to enter into the Credit Agreement and extend credit to the Borrowers thereunder; and

         C. The execution and delivery of this Guaranty is a condition precedent to the obligation of the Lenders to extend credit to the Company and to the Subsidiary Borrowers pursuant to the Credit Agreement;

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration and as an inducement to the Lenders to enter into the Credit Agreement and extend credit to the Company and to the Subsidiary Borrowers, each Guarantor hereby agrees as follows:

         1. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

         2. Each Guarantor, jointly and severally, hereby absolutely, irrevocably and unconditionally guarantees prompt, full and complete payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Obligations, including, without limitation, (a) the principal of and interest on each Advance made to the

Company or any Subsidiary Borrower pursuant to the Credit Agreement, (b) any Reimbursement Obligations of the Company or a Subsidiary Borrower, (c) any obligations under or with respect to any Hedging Agreement entered into in connection with the Credit Agreement and (d) all other amounts payable by the Company and the Subsidiary Borrowers or any of their respective Subsidiaries under the Credit Agreement and the other Loan Documents (collectively, the "GUARANTEED DEBT"). This is a guaranty of payment and not a guaranty of collection.

         3. Each Guarantor waives notice of the acceptance of this Guaranty and of the extension or incurrence of the Guaranteed Debt or any part thereof. Each Guarantor further waives all setoffs and counterclaims and presentment, protest, notice, filing of claims with a court in the event of receivership, bankruptcy or reorganization of any Borrower, demand or action on delinquency in respect of the Guaranteed Debt or any part thereof, including any right to require the Agents or the Lenders to sue the Company, any Subsidiary Borrower, any other Guarantor or any other Person obligated with respect to the Guaranteed Debt or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Debt or any part thereof.

         4. Each Guarantor hereby agrees that, to the fullest extent permitted by law, its obligations hereunder shall be continuing, absolute and unconditional under any and all circumstances and not subject to any reduction, limitation, impairment, termination, defense (other than indefeasible payment in full or a defense arising under the Agreement based upon the gross negligence or willful misconduct of any Agent or Lender), setoff, counterclaim or recoupment whatsoever (all of which are hereby expressly waived by it to the fullest extent permitted by law), whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise. The validity and enforceability of this Guaranty shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitution for, the Guaranteed Debt or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to perfect or maintain any lien on, or preserve rights to, any security or collateral or to enforce any right, power or remedy with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Debt or any part thereof; (c) any waiver of any right, power or remedy or of any default with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Debt or any part thereof, any other guaranties with respect to the Guaranteed Debt or any part thereof, or any other obligations of any person or entity with respect to the Guaranteed Debt or any part thereof;
(e) the enforceability or validity of the Guaranteed Debt or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof;
(f) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Debt, any part thereof or amounts which are not covered by this Guaranty even though the Lenders might lawfully have elected to apply such payments to any part or all of the Guaranteed Debt or to amounts which are not covered by this Guaranty; (g) any change of ownership of any Borrower or the insolvency, bankruptcy or any other change in the legal status of any Borrower; (h) any change in, or the imposition of, any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Debt; (i) the failure of any Borrower to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Debt or this Guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Debt or this Guaranty; (j) the existence of any claim, setoff or other rights which any Guarantor may have at any time against any Borrower or any other Guarantor or any other Person in connection herewith or with any unrelated transaction; (k) the Lenders' election, in any case or proceeding instituted under chapter 11 of the United States Bankruptcy Code, of the application of section 1111(b)(2) of the United States Bankruptcy Code; (l) any borrowing, use of cash collateral, or grant of a security interest by any Borrower, as debtor in possession, under section 363 or 364 of the United States Bankruptcy Code;
(m) the disallowance of all or any portion of any of the Lenders' claims for repayment of the Guaranteed Debt under section 502 or 506 of the United States Bankruptcy Code; or (n) any other fact or circumstance which might otherwise constitute grounds at law or equity for the discharge or release of any Guarantor from its obligations hereunder, all whether or not such Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing CLAUSES (a) THROUGH (n) of this paragraph. It is agreed that each Guarantor's liability hereunder is independent of each other Guarantor's liability hereunder with respect to the Guaranteed Debt and any other guaranties or other obligations at any time in effect with respect to the Guaranteed Debt or any part thereof, and that each Guarantor's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by any Borrower of the Guaranteed Debt in the manner agreed upon among the Agents, the Lenders and the Borrowers.

         5. Credit may be granted or continued from time to time by the Lenders to the Borrowers without notice to or authorization from any Guarantor regardless of any Borrower's financial or other condition at the time of any such grant or continuation. No Agent or Lender shall have an obligation to disclose or discuss with any Guarantor its assessment of the financial condition of any Borrower.

         6. Each Guarantor authorizes the Lenders to take any action or exercise any remedy with respect to any collateral from time to time securing the Guaranteed Debt, which the Lenders in their sole discretion shall determine, without notice to any Guarantor.

         7. In the event the Lenders in their sole discretion elect to give notice of any action with respect to any collateral securing the Guaranteed Debt or any part thereof, ten (10) days' written notice mailed to the Guarantors by ordinary mail at the address shown hereon shall be deemed reasonable notice of any matters contained in such notice. Each Guarantor consents and agrees that neither the Agents nor the Lenders shall be under any obligation to marshall any assets in favor of any Guarantor or against or in payment of any or all of the Guaranteed Debt.

         8. In the event that acceleration of the time for payment of any of the Guaranteed Debt is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, all such amounts shall nonetheless be payable by each Guarantor forthwith upon demand by the Agents or the Lenders. Each Guarantor further agrees that, to the extent that any Borrower makes a payment or payments to any of the Lenders on the Guaranteed Debt, or the

Agents or the Lenders receive any proceeds of collateral securing the Guaranteed Debt, which payment or receipt of proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to such Borrower, its estate, trustee, receiver, debtor in possession or any other party, including, without limitation, each Guarantor, under any insolvency or bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment, return or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred.

         9. No delay on the part of the Agents or the Lenders in the exercise of any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agents or the Lenders of any right, power or remedy shall preclude any further exercise thereof; nor shall any amendment, supplement, modification or waiver of any of the terms or provisions of this Guaranty be binding upon the Agents or the Lenders, except as expressly set forth in a writing duly signed and delivered by the Agents. The failure by the Agents or the Lenders at any time or times hereafter to require strict performance by any Borrower or any Guarantor of any of the provisions, warranties, terms and conditions contained in any promissory note, security agreement, agreement, guaranty, instrument or document now or at any time or times hereafter executed pursuant to the terms of, or in connection with, the Agreement by any Borrower or any Guarantor and delivered to the Agents or the Lenders shall not waive, affect or diminish any right of the Agents or the Lenders at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been waived by any act or knowledge of the Agents or the Lenders, their agents, officers or employees, unless such waiver is contained in an instrument in writing duly signed and delivered by the Agents. No waiver by the Agents or the Lenders of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by the Agents or the Lenders permitted hereunder shall in any way affect or impair the Agents' or the Lenders' rights or powers, or the obligations of any Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any Guaranteed Debt owing by any Borrower to the Lenders shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

         10. Subject to the provisions of SECTION 8, this Guaranty shall continue in effect until the Credit Agreement have terminated, the Guaranteed Debt has been paid in full and the other conditions of this Guaranty have been satisfied.

         11. In addition to and without limitation of any rights, powers or remedies of the Agents or the Lenders under applicable law, any time after maturity of the Guaranteed Debt, whether by acceleration or otherwise, the Agents or the Lenders may, in their sole discretion, with notice after the fact to the Guarantors and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Guaranteed Debt (a) any indebtedness due or to become due from any of the Lenders to any Guarantor, and (b) any moneys, credits or other property belonging to any Guarantor (including all account balances, whether provisional or final and whether or not collected or available) at any time held by or coming into the possession of any Agents or any Lender whether for deposit or otherwise.

         12. Each Guarantor agrees to pay all costs, fees and expenses (including reasonable attorneys' fees and time charges, which attorneys may be employees of an Agent or Lender) incurred by an Agent or Lender in collecting or enforcing the obligations of each Guarantor under this Guaranty.

         13. This Guaranty shall bind each Guarantor and its successors and assigns and shall inure to the benefit of the Agents, the Lenders and their successors and assigns. All references herein to the Lenders shall for all purposes also include all Purchasers and Participants (as such terms are defined in the Agreement). All references herein to a Borrower shall be deemed to include its successors and assigns including, without limitation, a receiver, trustee or debtor in possession of or for such Borrower.

         14. THIS GUARANTY SHALL BE DEEMED TO HAVE BEEN MADE AT NEW YORK, NEW YORK, AND SHALL BE CONSTRUED AND THE RIGHTS AND LIABILITIES OF THE AGENTS, THE LENDERS AND THE GUARANTORS DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR, THE AGENTS AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GUARANTOR, THE AGENTS AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. EACH GUARANTOR, THE AGENTS AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         15. EACH GUARANTOR, THE LENDERS AND THE AGENTS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH GUARANTOR, THE LENDERS AND THE AGENTS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR

RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

         16. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         17. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered to any party hereto under this Guaranty shall be in writing by facsimile, U.S. mail or overnight courier and addressed or delivered to such party (a) if to the Agents or the Lenders, at their respective addresses set forth in the Agreement, or (b) if to any Guarantor, at its address indicated on EXHIBIT A hereto, or to such other address as the Agents or the Lenders or any Guarantor designates to the Agents in writing. All notices by United States mail shall be sent certified mail, return receipt requested. All notices hereunder shall be effective upon delivery or refusal of receipt; PROVIDED, HOWEVER, that any notice transmitted by facsimile shall be deemed given when transmitted.

         18. Each Guarantor hereby represents and warrants to the Agents and the Lenders that:

                  (a) each Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation and is duly authorized to conduct its business in each jurisdiction in which its business is conducted or proposed to be conducted;

                  (b) each Guarantor has all requisite power and authority (corporate and otherwise) and legal right to execute and deliver this Guaranty and to perform its obligations hereunder;

                  (c) the execution and delivery by each Guarantor of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings and this Guaranty constitutes the legal, valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally; and

                  (d) neither the execution and delivery by each Guarantor of this Guaranty nor compliance with the provisions of this Guaranty will, or at the relevant time did, (i) violate any law, rule, regulation (including Regulation T, U or X), order, writ, judgment, injunction, decree or award binding on any Guarantor or any Guarantor's charter, articles or certificate of incorporation or by-laws, (ii) violate the provisions of or require the approval or consent of any party to any indenture, instrument or agreement to which any Guarantor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than Liens permitted by, and created under, the Loan Documents) in, of or on the property of any Guarantor pursuant to the terms of any such indenture, instrument or agreement, or (iii) require any consent of the stockholders of any Person or any Governmental Authority.

Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the date of this Guaranty, and on each Borrowing Date, Conversion/Continuation Date or Issuance Date.

         19. It is understood that while the amount of the Guaranteed Debt guaranteed hereby is not limited, if in any action or proceeding involving any state, federal or foreign bankruptcy, insolvency or other law affecting the rights of creditors generally, this Guaranty would be held or determined to be void, invalid or unenforceable on account of the amount of the aggregate liability under this Guaranty with respect to one or more of the Guarantors, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, with respect to any such Guarantor, without any further action of the Agents, the Lenders or any other Person, be automatically limited and reduced with respect to any such Guarantor to the highest amount which is valid and enforceable as determined in such action or proceeding.

         20. Pursuant to SECTION 7.2(N) of the Credit Agreement, certain Subsidiaries are from time to time required to enter into this Guaranty as a Guarantor. Upon execution and delivery after the date hereof by a Subsidiary of a supplement in the form of EXHIBIT A hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder, of any Borrower or of any Agent or Lender. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party hereto.



                           [signature page to follow]

         IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the date first above written.


                                     [SUBSIDIARY]


                                      By:
                                         --------------------------------

                                      Its:
                                          -------------------------------



                                      [SUBSIDIARY]


                                      By:
                                         --------------------------------

                                      Name:
                                           ------------------------------

                                      Title:
                                            -----------------------------

                              EXHIBIT A TO GUARANTY
                              ---------------------


                                JOINDER AGREEMENT



         This Joinder Agreement dated as of ________________, __________ is delivered pursuant to that certain Subsidiary Guaranty as of October 20, 1999 by the direct and indirect subsidiaries of Lanier Worldwide, Inc. party thereto (as amended, supplemented, or modified from time to time, the "Guaranty"). The undersigned hereby agrees that on and after the date hereof it shall be a "Guarantor" under the Guaranty and be obligated to perform all of the obligations of a Guarantor thereunder and hereby makes the representations and warranties therein as of the date first set forth above.


                                      [GUARANTOR]


                                      By:
                                         --------------------------------

                                      Name:
                                           ------------------------------

                                      Title:
                                            -----------------------------

                                      [address for notices]

                                   EXHIBIT G-2

                         FORM OF SUBORDINATION AGREEMENT


         THIS SUBORDINATION AGREEMENT (this "SUBORDINATION AGREEMENT") is made as of the 20th day of October, 1999, by and among Lanier Worldwide, Inc., a Delaware corporation (the "COMPANY"), each of the corporations that is a signatory hereto (collectively, the "INITIAL GRANTORS" and along with each other Subsidiary of the Company which become parties to this Subordination Agreement by executing an Addendum hereto in the form attached as ANNEX I, the "GRANTORS") in favor of the Agents and the Lenders under (and as defined in) the Credit Agreement referred to below;

                                   WITNESSETH:

         WHEREAS, the Company, one or more Subsidiaries of the Company (whether now existing or hereafter formed, collectively referred to herein as the "SUBSIDIARY BORROWERS"), the institutions from time to time parties hereto as Lenders, and ABN AMRO Bank N.V., in its capacity as Administrative Agent (the "ADMINISTRATIVE AGENT"), SUNTRUST BANK, ATLANTA, as Syndication Agent (the "SYNDICATION AGENT") and WACHOVIA BANK N.A., as Documentation Agent (the "DOCUMENTATION AGENT"). have entered into a certain 364-Day Credit Agreement dated as of October 20, 1999 (as the same may be amended, modified, supplemented and/or restated, and as in effect from time to time, the "CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations to be made by the Lenders to the Company and the Subsidiary Borrowers;

         WHEREAS, it is a condition precedent to the initial extensions of credit by the Lenders under the Credit Agreement that each of the Grantors execute and deliver this Subordination Agreement; and

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

         SECTION 2. REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the Grantors represents and warrants (which representations and warranties shall be deemed to have been renewed at the time of the making, conversion or continuation of any Loan or issuance of any Letter of Credit) that:

              (a) It is a corporation, limited liability company, partnership or other commercial entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all requisite authority to conduct its business as a foreign Person in each jurisdiction in which its business is conducted, except where the failure to have such requisite authority would not have a Material Adverse Effect.

              (b) It has the power and authority and legal right to execute and deliver this Subordination Agreement and to perform its obligations hereunder. The execution and delivery by it of this Subordination Agreement and the performance by it of its obligations hereunder have been duly authorized by proper proceedings, and this Subordination Agreement constitutes a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

              (c) Neither the execution and delivery by it of this Subordination Agreement, nor the consummation by it of the transactions herein contemplated, nor compliance by it with the terms and provisions hereof, will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or its certificate or articles of incorporation or by-laws, limited liability company or partnership agreement (as applicable) or the provisions of any indenture, instrument or material agreement to which it is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on its property pursuant to the terms of any such indenture, instrument or material agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority that has not been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, is required to authorize, or is required in connection with the execution, delivery and performance by it of this Subordination Agreement.

              In addition to the foregoing, each of the Grantors covenants that, so long as any Lender has any Commitment outstanding under the Credit Agreement or any amount payable under the Credit Agreement or any other Obligations shall remain unpaid, it will, and, if necessary, will enable the Company to (to the extent practicable), fully comply with those covenants and agreements of the Company applicable to each of the Grantors set forth in the Credit Agreement.

         SECTION 3. SUBORDINATION OF INTERCOMPANY INDEBTEDNESS. Each of the Grantors agrees that any and all claims of such Grantor against either the Company, any Subsidiary Borrower or any other Grantor hereunder (each an "OBLIGOR"), any endorser or obligor of all or any part of the Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations; PROVIDED, that, and not in contravention of the foregoing, so long as no Default or Unmatured Default has occurred and is continuing such Grantor may make loans to and receive payments in the ordinary course with respect to any "Intercompany Indebtedness" (as defined below) to the extent permitted by the terms of the Credit Agreement and the other Loan Documents. Notwithstanding any right of any Grantor to ask, demand, sue for, take or receive any payment from any Obligor all rights, liens and security interests of such Grantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Lenders and the Agents in those assets. No Grantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the

Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document among the Company or any Subsidiary Borrower and the Lenders have been terminated. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Grantor ("INTERCOMPANY INDEBTEDNESS") shall be paid or delivered directly to the Administrative Agent for application on any of the Obligations, due or to become due, until such Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (in cash). Each Grantor irrevocably authorizes and empowers the Administrative Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Grantor such proofs of claim and take such other action, in the Administrative Agent's own name or in the name of such Grantor or otherwise, as the Administrative Agent may deem necessary or advisable for the enforcement of this SECTION 3. The Administrative Agent may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by any Grantor upon or with respect to the Intercompany Indebtedness prior to the satisfaction of all of the Obligations (other than contingent indemnity obligations) and the termination of all financing arrangements among the Company or any Subsidiary Borrower and the Agents and the Lenders, such Grantor shall receive and hold the same in trust, as trustee, for the benefit of the Agents and the Lenders and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Agents and the Lenders, in precisely the form received (except for the endorsement or assignment of such Grantor where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by such Grantor as the property of the Lenders. If any such Grantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees are irrevocably authorized to make the same. Each of the Grantors agrees that until the Obligations (other than contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements among the Company and the Subsidiary Borrowers and the Agents and the Lenders have been terminated, no Grantor will assign or transfer to any Person (other than the Administrative Agent) any claim any such Grantor has or may have against any Obligor.

         SECTION 4. SUCCESSORS AND ASSIGNS. This Subordination Agreement is for the benefit of the Agents and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, any Hedging Agreement between the Company or any of its Subsidiaries and any Lender or any Affiliate of any Lender, or the other Loan Documents in accordance with the respective terms thereof, the rights thereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Subordination Agreement shall be binding upon each of the Grantors and their respective successors and assigns.

         SECTION 5. CHANGES IN WRITING. Other than in connection with the addition of additional Material Subsidiaries which become parties hereto by executing an Addendum hereto in the form attached as Annex I, neither this Subordination Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Grantors and the Administrative Agent with the consent of the Required Lenders under the Credit Agreement (or all of the Lenders if required pursuant to the terms of SECTION 10.3 of the Credit Agreement).

         SECTION 6. GOVERNING LAW. ANY DISPUTE BETWEEN ANY GRANTOR AND ANY AGENT OR ANY LENDER, OR ANY OTHER HOLDER OF OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS SUBORDINATION AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

         SECTION 7. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

         (A) EXCLUSIVE JURISDICTION. EXCEPT AS OTHERWISE PROVIDED IN SUBSECTION
(B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS SUBORDINATION AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

         (B) OTHER JURISDICTIONS. EACH OF THE GRANTORS AGREES THAT ANY AGENT, ANY LENDER OR ANY HOLDER OF OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST THE GRANTOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO
(1) OBTAIN PERSONAL JURISDICTION OVER SUCH GRANTOR OR (2) ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. EACH OF THE GRANTORS AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON ANY SECURITY FOR

THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. EACH OF THE GRANTORS WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH A PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).

         (C) SERVICE OF PROCESS. EACH OF THE GRANTORS WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY WRITS, PROCESS OR SUMMONSES IN ANY SUIT, ACTION OR PROCEEDING BY THE MAILING THEREOF BY ANY AGENT OR THE HOLDERS OF OBLIGATIONS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE GRANTORS IN CARE OF THE COMPANY AT THE ADDRESS PROVIDED FOR NOTICES TO THE COMPANY UNDER THE CREDIT AGREEMENT. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY AGENT OR THE HOLDERS OF OBLIGATIONS TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. EACH OF THE GRANTORS IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS SUBORDINATION AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

         (D) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO REH RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS SUBORDINATION AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SUBORDINATION AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (E) WAIVER OF BOND. EACH OF THE GRANTORS WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS SUBORDINATION AGREEMENT OR ANY OTHER LOAN DOCUMENT.

         (F) ADVICE OF COUNSEL. EACH OF THE PARTIES PRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS SUBORDINATION AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 7, WITH ITS COUNSEL.

         SECTION 8. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Subordination Agreement. In the event an ambiguity or question of intent or interpretation arises, this Subordination Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Subordination Agreement.

         SECTION 9. SEVERABILITY. Wherever possible, each provision of this Subordination Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Subordination Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Subordination Agreement.

         SECTION 10. MERGER. This Subordination Agreement represents the final agreement of the Grantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Grantors and any Lender or any Agent.

         SECTION 11. HEADINGS. Section headings in this Subordination Agreement are for convenience of reference only and shall not govern the interpretation of any provision of this Subordination Agreement.

         IN WITNESS WHEREOF, each of the undersigned Grantors has caused this Subordination Agreement to be duly executed by its authorized officer as of the day and year first above written.


                                    LANIER WORLDWIDE, INC.

                                    By:
                                       ---------------------------------
                                    Its:
                                        --------------------------------



                                    [-----------------------------]
                                    By:
                                       ---------------------------------
                                    Its:
                                        --------------------------------


                                    [-----------------------------]

                                    By:
                                       ---------------------------------
                                    Its:
                                        --------------------------------


                                    [-----------------------------]


                                    By:
                                       ---------------------------------
                                    Its:
                                        --------------------------------

ANNEX I TO SUBORDINATION AGREEMENT

         Reference is hereby made to the Subordination Agreement (the "Subordination Agreement") made as of the 20th day of October, 1999 by Lanier Worldwide, Inc., a Delaware corporation and certain of its Subsidiaries (collectively, the "Initial Grantors" and along with any other Subsidiaries of the Company which have become parties thereto and together with the undersigned, the "Grantors") in favor of the Agents and the Lenders under the Credit Agreements. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Subordination Agreement. By its execution below, the undersigned [name of new grantor], a [corporation] [partnership] [limited liability company], agrees to become, and does hereby become a Grantor under the Subordination Agreement and agrees to be bound by such Subordination Agreement as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in SECTION 2 of the Subordination Agreement are true and correct in all respects as of the date hereof.

         IN WITNESS WHEREOF, [NAME OF NEW GRANTOR], a [corporation] [partnership] [limited liability company] has executed and delivered this Annex I counterpart to the Subordination Agreement as of this _______ day of ____________________, ____.


                                    [NAME OF NEW GRANTOR]


                                    By:
                                       ---------------------------------
                                    Title:
                                          ------------------------------

                                    EXHIBIT H
                                       TO
                            364-DAY CREDIT AGREEMENT
                          Dated as of October 20, 1999

                   FORM OF REVOLVING LOAN NOTE (IF REQUESTED)
                   ------------------------------------------


                                    Attached

                               REVOLVING LOAN NOTE


U.S. $[__________________]                                    Chicago, Illinois
                                                                         [DATE]


         FOR VALUE RECEIVED, the undersigned, [LANIER WORLDWIDE, INC., a Delaware corporation (the "Company")][____________, a ___________ corporation (the "Subsidiary Borrower")], HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of [_______________] (the "Lender") the principal sum of [______________]
AND NO/100 DOLLARS ($[_________________]), or, if less, the aggregate unpaid amount of all "Revolving Loans" (as defined in the Credit Agreement referred to below) made by the Lender to such [Company] [Subsidiary Borrower] pursuant to the "Credit Agreement" (as defined below), on the "Termination Date" (as defined in the Credit Agreement) or on such earlier date as may be required by the terms of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

         The [Company] [Subsidiary Borrower] promises to pay interest on the unpaid principal amount of each Revolving Loan made to it from the date of such Revolving Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

         Both principal and interest are payable in Dollars to the Administrative Agent (as defined below), to such account as the Administrative Agent may designate, in same day funds. At the time of each Revolving Loan, and upon each payment or prepayment of principal of each Revolving Loan, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender's own books and records, in each case specifying the amount of such Revolving Loan, the respective Interest Period thereof (in the case of Eurocurrency Rate Loans) or the amount of principal paid or prepaid with respect to such Revolving Loan, as applicable; PROVIDED that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the [Company] [Subsidiary Borrower] hereunder or under the Credit Agreement.

         This Revolving Loan Note is one of the promissory notes referred to in, and is entitled to the benefits of, that certain 364-Day Credit Agreement dated as of October 20, 1999 among Lanier Worldwide, Inc. (the "Company"), the Subsidiary Borrowers from time to time party thereto, the financial institutions parties thereto (the "Lenders"), ABN AMRO Bank N.V., individually and as Administrative Agent, Suntrust Bank, Atlanta, individually and as Syndication Agent, and Wachovia Bank N.A., individually and as Documentation Agent (as amended, restated, supplemented or modified from time to time, the "Credit Agreement"). The Credit Agreement, among other things, (i) provides for the making of Revolving Loans by the Lender to the [Company] [Subsidiary Borrower] under the Credit Agreement from time to time in an aggregate amount not to exceed at any time outstanding the Dollar Amount first above mentioned, the indebtedness of the [Company] [Subsidiary Borrower] resulting from each such Revolving Loan to it being evidenced by this Revolving Loan Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the [Company] [Subsidiary Borrower].

         Whenever in this Revolving Loan Note reference is made to the Administrative Agent, the Lender or the [Company] [Subsidiary Borrower], such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Revolving Loan Note shall be binding upon and shall inure to the benefit of said successors and assigns. The [Company's] [Subsidiary Borrower's] successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the [Company] [Subsidiary Borrower].

         This Revolving Loan Note shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of New York.


                                     [LANIER WORLDWIDE, INC.]
                                     [SUBSIDIARY BORROWER]

                                     By:_______________________________________
                                        Name:
                                        Title:

             SCHEDULE OF REVOLVING LOANS AND PAYMENTS OR PREPAYMENTS
             -------------------------------------------------------

Date    Amount of  Type of   Interest Period/ Amount of          Unpaid        Notation
        Loan       Loan      Rate             Principal Paid     Principal      Made By
                                              or Prepaid         Balance
----------------------------------------------------------------------------------------



                                    EXHIBIT I
                                       TO
                            364-DAY CREDIT AGREEMENT
                            Dated as October 20, 1999

                            FORM OF ASSUMPTION LETTER
                            -------------------------

                                ----------, -----




To the Lenders party to the
Credit Agreement referred
to below

Ladies and Gentlemen:

         Reference is made to the 364-Day Credit Agreement dated as of October 20, 1999 initially among Lanier Worldwide, Inc., the Subsidiary Borrowers from time to time parties thereto, the Lenders parties thereto, ABN AMRO Bank N.V., individually and as Administrative Agent, Suntrust Bank, Atlanta, individually and as Syndication Agent, and Wachovia Bank N.A., individually and Documentation Agent (as amended and in effect from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein are used herein as defined therein.

         The undersigned, _______ (the "Subsidiary"), a ______ [corporation], wishes to become a "Subsidiary Borrower" under the Credit Agreement, and accordingly hereby agrees that from the date hereof it shall become a "Subsidiary Borrower" under the Credit Agreement and agrees that from the date hereof and until the payment in full of the principal of and interest on all Advances made to it under the Credit Agreement and performance of all of its other obligations thereunder, and termination hereunder of its status as a "Subsidiary Borrower" as provided below, it shall perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a "Borrower" or a "Subsidiary Borrower." Without limiting the generality of the foregoing, the Subsidiary hereby represents and warrants that:
(i) each of the representations and warranties set forth in Sections 6.1, 6.2, 6.3, and 6.22 of the Credit Agreement is hereby made by such Subsidiary on and as of the date hereof as if made on and as of the date hereof and as if such Subsidiary is the "Company" and this Assumption Letter is the "Agreement" referenced therein, and (ii) it has heretofore received a true and correct copy of the Credit Agreement (including any modifications thereof or supplements or waivers thereto) as in effect on the date hereof. In addition, the Subsidiary hereby authorizes the Company to act on its behalf as and to the extent provided for in Article II of the Credit Agreement in connection with the selection of Types and Interest Periods for Advances and with the issuance of Letters of Credit, and the conversion and continuation of Advances.

         So long as the principal of and interest on all Advances and Letters of Credit made to the Subsidiary under the Credit Agreement shall have been paid in full and all other obligations of the Subsidiary under the Credit Agreement shall have been fully performed, the Company may by not less than five Business Days' prior notice to the Lenders terminate its status as a "Subsidiary Borrower."

         CHOICE OF LAW. THIS ASSUMPTION LETTER SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         IN WITNESS WHEREOF, the Subsidiary has duly executed and delivered this Assumption Letter as of the date and year first above written.

                                 [Name of Subsidiary Borrower]

                                 By__________________________________________

                                 Title:______________________________________

                                 Address for Notices under the Credit Agreement:

Consented to:

LANIER WORLDWIDE, INC.

By:
   ------------------------------
Title:
      ---------------------------








                                       2